As filed with the Securities and Exchange Commission on October 7, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Twin Hospitality Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5812	99-1232362
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

Tel: (972) 941-3150

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kim A. Boerema

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

Tel: (972) 941-3150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Allen Z. Sussman Chief Legal Officer 5151 Belt Line Road, Suite 1200 Dallas, Texas 75254 Tel: (972) 941-3150	Mark J. Kelson, Esq. William Wong, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Tel: (310) 586-7700 Fax: (310) 586-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

prospectus

SUBJECT TO COMPLETION, DATED October 7, 2025

Twin Hospitality Group Inc.

Up to 10,885,725 Shares of Class A Common Stock

This prospectus relates to the potential offer and sale from time to time by White Lion Capital LLC (which we refer to as “White Lion” or the “Selling Stockholder”) of up to 10,885,725 shares of Class A Common Stock, par value $0.0001 per share, of Twin Hospitality Group Inc. (which we refer to as “Class A Common Stock”) that have been or may be issued by us to White Lion pursuant to the Common Stock Purchase Agreement, dated as of September 30, 2025, by and between us and White Lion (which we refer to as the “Common Stock Purchase Agreement”), which establishes a committed equity facility (which we refer to as the “Facility”). Under the Common Stock Purchase Agreement, White Lion has agreed to purchase shares of our Class A Common Stock from us at our election, from time to time after the date of this prospectus, upon the terms, and subject to the satisfaction of the conditions, set forth in the Common Stock Purchase Agreement. The purchase price for the shares of our Class A Common Stock that White Lion will purchase from us under the Common Stock Purchase Agreement will fluctuate based on the market price of our Class A Common Stock, and the manner in which we elect to sell shares to White Lion, at the time. To the extent that we sell shares of our Class A Common Stock to White Lion under the Facility, substantial amounts of shares of our Class A Common Stock could be issued and resold, which would cause dilution and may impact the market price of our Class A Common Stock.

We are not selling any securities under this prospectus, and will not receive any of the proceeds from the sales by White Lion of shares of our Class A Common Stock under this prospectus. However, we may receive up to $50.0 million in aggregate gross proceeds (which we refer to as the “Commitment Amount”) from White Lion in connection with sales of shares of our Class A Common Stock by us to White Lion pursuant to the Common Stock Purchase Agreement. As partial consideration for White Lion’s irrevocable commitment to purchase shares of our Class A Common Stock from us under the Common Stock Purchase Agreement, we have agreed to issue to White Lion, in three separate equal tranches, shares of our Class A Common Stock with a total value of up to $375,000 (priced as of the date of this prospectus) (which we refer to as the “Commitment Shares”). See “Description of the Facility” for a description of the Common Stock Purchase Agreement and the Facility, and “Selling Stockholder” for additional information regarding White Lion.

White Lion, as the Selling Stockholder, may offer, sell, or distribute, publicly or through private transactions, at prevailing market prices or at negotiated prices, all or a portion of (i) any shares of our Class A Common Stock that it purchases under the Common Stock Purchase Agreement, and (ii) the Commitment Shares. The timing and amount of any such resales of such shares of our Class A Common Stock are within the sole discretion of the Selling Stockholder. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its resales of such shares of our Class A Common Stock. We will bear all costs, fees, and expenses in connection with the registration of the offers and resales of such shares of our Class A Common Stock. See “Plan of Distribution”.

White Lion is deemed to be an underwriter under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and any profit on the sale of shares of our Class A Common Stock by White Lion, and any discounts, commissions or concessions received by White Lion, may be deemed to be underwriting discounts and commissions under the Securities Act. Although White Lion is obligated to purchase shares of our Class A Common Stock under the terms of the Common Stock Purchase Agreement to the extent we elect to sell such shares to White Lion (subject to certain conditions), there can be no assurances that White Lion will resell, pursuant to this prospectus, any or all of such shares of our Class A Common Stock purchased by it under the Common Stock Purchase Agreement.

Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”. On October 6, 2025, the closing price of our Class A Common Stock on the Nasdaq Global Market was $4.11.

We are an “emerging growth company” and a “smaller reporting company” under applicable U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings we will make with the Securities and Exchange Commission. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” We are also a “controlled company”, as defined under the corporate governance rules of the Nasdaq Stock Market LLC (which we refer to as “Nasdaq”). As a “controlled company”, we are permitted to elect not to comply with certain corporate governance rules of Nasdaq, however, we do not currently rely on any of the “controlled company” exemptions. See “Management—Controlled Company Exemptions.”

We have two classes of authorized common stock: Class A Common Stock and Class B Common Stock, par value $0.0001 per share (which we refer to as “Class B Common Stock”, and together with our Class A Common Stock, our “Common Stock”). The rights of the holders of our Class A Common Stock and Class B Common Stock are identical, except with respect to voting, transfer, and conversion rights. Each share of our Class A Common Stock is entitled to one vote. Each share of our Class B Common Stock is entitled to 50 votes, and, subject to certain conditions, is convertible into one share of our Class A Common Stock at the option of the holder. See “Description of Capital Stock—Common Stock.”

Investing in our Class A Common Stock involves a high degree of risk. Before buying any shares of our Class A Common Stock, you should carefully read the discussion of material risks of investing in our Class A Common Stock under the section entitled “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to our “Company”, “we”, “us”, “our”, and similar references refer to (i) with respect to our historical business, operations, financial performance, and financial condition prior to our Reorganization (as defined herein), including with respect to our consolidated financial statements, Twin Hospitality I, LLC (formerly known as FAT Brands Twin Peaks I, LLC), a Delaware limited liability company, and its consolidated subsidiaries (which we refer to collectively as the “Twin Group”), which include, after its acquisition by FAT Brands on September 25, 2023, Barbeque Integrated, Inc., which is the entity that owns Smokey Bones Bar & Fire Grill (which we refer to as “Smokey Bones”), and (ii) following completion of our Reorganization on January 24, 2025, Twin Hospitality Group Inc., a Delaware corporation, and its consolidated subsidiaries, which include the Twin Group.

We have two series of authorized common stock: our Class A Common Stock and our Class B Common Stock. In this prospectus, we refer to our Class A Common Stock and our Class B Common Stock, collectively, as our “Common Stock”.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with information that is different from the information in this prospectus, and we do not take any responsibility for, or provide any assurance as to the reliability of, any information, other than the information in this prospectus. The information in this prospectus is accurate only as of the date on the cover, regardless of the time of delivery of this prospectus or the time of any sale of shares of our Class A Common Stock. Our business, results of operations, financial condition, or prospects may have changed since that date. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We may authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to the offer and resale of shares of our Class A Common Stock pursuant to this prospectus. We may also use a prospectus supplement and any related free writing prospectus to add, update, or change any of the information contained in this prospectus. This prospectus, collectively with any applicable prospectus supplements and any related free writing prospectuses, include all material information relating to the offer and resale of shares of our Class A Common Stock pursuant to this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement.

The Selling Stockholder is offering to sell its shares of our Class A Common Stock, and seeking offers to buy its shares of our Class A Common Stock, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any shares of our Common Stock in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted.

For investors outside the United States: Neither we nor the Selling Stockholder have done anything that would permit the offer and resale of shares of our Class A Common Stock pursuant to this prospectus, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and resale of shares of our Class A Common Stock pursuant to this prospectus, and the distribution of this prospectus, outside the United States. See also “Plan of Distribution.”

Before you invest in our Class A Common Stock, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

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Presentation of Financial Information

Our audited consolidated financial statements incorporated by reference in this prospectus (which we refer to as our “consolidated financial statements”) were prepared in accordance with U.S. Generally Accepted Accounting Principles (which we refer to as “GAAP”) and audited in accordance with auditing standards generally accepted in the United States established by the Public Company Accounting Oversight Board (which we refer to as the “PCAOB”).

We operate on a 52-week fiscal calendar and our fiscal year ends on the last Sunday of such calendar year. Therefore, any references to 2024 and 2023 are references to the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Consistent with industry practice, we measure our restaurants’ performance in seven calendar day increments. In utilizing a 52-week fiscal calendar, we are able to ensure consistent weekly reporting of our operations, and in utilizing a seven calendar day incremental review, we ensure that each review period has the same number of days, as certain days of the week tend to be more profitable than others. As a result of this 52-week fiscal calendar, a 53rd week must be added to our fiscal year every five or six years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. Our fiscal year ended December 29, 2024 consisted of 52 weeks, and our fiscal year ended December 31, 2023 consisted of 53 weeks.

On September 25, 2023, FAT Brands acquired Barbeque Integrated, Inc. (which is the entity that owns Smokey Bones), and, on March 21, 2024, FAT Brands contributed to us, and we acquired, the assets and liabilities of Barbeque Integrated, Inc., including Smokey Bones. Pursuant to the business combinations under common control guidance in Accounting Standards Codification 805-50, Business Combinations—Related Issues, we retroactively assumed the contribution of Barbeque Integrated, Inc. and consolidated its assets, liabilities, and operating results as of September 25, 2023.

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements incorporated by reference elsewhere in this prospectus. Additionally, certain other amounts that are included or incorporated by reference in this prospectus may not sum due to rounding.

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Market and Industry Data

Unless otherwise indicated, information contained in this prospectus concerning our industry, competitive position, and/or the markets in which we operate is based on information from independent industry or research organizations, other third-party sources, or management estimates. Our management estimates are derived from publicly available information released by independent industry analysts or other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, our industry and markets, which we believe to be reasonable. Our management has developed its knowledge of our industry and markets through its experience and participation in such industry and markets. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

While we believe that our internal assumptions underlying certain industry and market data referred to in this prospectus are reasonable, no independent source has verified the accuracy or reasonableness of such assumptions. Industry publications and third-party research often indicate that their information has been obtained from sources that they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus. Additionally, projections, assumptions and estimates of the future performance of the industry in which we operate, as well as our future performance, are necessarily subject to uncertainties and risks due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by such independent third-party sources or by our management.

In this prospectus, we refer to market data from Black Box Intelligence™ (which we refer to as “Black Box”), a leading data provider of guest and consumer insights and benchmarks for various industries, including the restaurant industry. Black Box tracks and analyzes guest sentiment by collecting insights from restaurant reviews on social media and rating sites and using algorithms to monitor trends and common themes. Black Box analyzes its collected data, converts it into quantitative numerical metrics, and provides us with consumer sentiment scores in following categories used in the restaurant industry: food, beverage, service, ambiance, and consumer intent to return.

Trademarks

We own or have the rights to use various trademarks, trade names and service marks, including “Twin Peaks”, “Smokey Bones”, and various logos used in association with our Company name and our brands. Solely for convenience, any trademarks, trade names, service marks or copyrights referred to or used herein are listed without the applicable ©, ® or ™ symbol, but such references or uses are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent under applicable law, our or their, as applicable, rights to these trademarks, trade names, service marks and copyrights. Other trademarks, trade names, service marks or copyrights of any other company appearing in this prospectus are, to our knowledge, the property of their respective owners.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information that you should consider before investing in our Class A Common Stock. You should read the entire prospectus carefully, especially the risks of investing in our Class A Common Stock discussed in the “Risk Factors” section of this prospectus, and our consolidated financial statements and the related notes to those statements incorporated by reference in this prospectus, before making an investment decision to invest in our Class A Common Stock.

Our Company

We are a franchisor and operator of two specialty casual dining restaurant concepts: Twin Peaks and Smokey Bones. Our growth plan is driven by a robust pipeline of new restaurant developments. Our pipeline for new restaurants includes nearly 100 signed franchised units as of June 29, 2025, providing significant visibility into our near-term growth trajectory. As we continue to expand, of the total number of anticipated new restaurant openings, we have a goal of having approximately 75% to 80% be franchised restaurants.

Twin Peaks: The Ultimate Sports Lodge

Twin Peaks is an award-winning restaurant and sports bar brand. We believe that Twin Peaks’ combination of made-from-scratch food, 29-degree draft beer, innovative cocktail program, and sports on wall-to-wall televisions at rugged lodge atmosphere themed restaurants is highly differentiated from other competitive concepts, allowing us to deliver an engaging and unique experience to our customers. Founded in 2005 in Dallas, Texas, Twin Peaks has grown from a single restaurant to a system of 115 restaurants as of June 29, 2025.

Since its inception, Twin Peaks has been driven by its mission of providing guests with an authentic, energetic and comfortable environment, food that makes guests feel good, and beverages to celebrate every win. We consider Twin Peaks’ focus on experiential dining to be an integral component of its DNA, a core differentiator of the Twin Peaks concept, and the primary driver of Twin Peaks’ unique brand identity and value proposition for consumers. We believe that Twin Peaks’ combination of made-from-scratch food, 29-degree draft beers, craft cocktails, engaging all-female waitstaff, and expansive television packages creates a dining and sports-viewing experience that is difficult to replicate at home or elsewhere, which drives strong customer traffic at our Twin Peaks restaurants. Our focus on providing an outstanding experience for each guest is consistent across our Twin Peaks restaurant system. Our Twin Peaks restaurants are thoughtfully crafted to look and feel like a natural and rugged escape, incorporating various iconic features of mountain lodges. In addition to its kitchen, bar and television packages, many of our Twin Peaks lodges include other amenities, such as outdoor patios, fire pits and cigar rooms, offering guests opportunities to socialize while watching their favorite sporting events. While all Twin Peaks restaurants generally exhibit the same look and feel, each Twin Peaks restaurant does so with a distinctive and unique touch, making no two restaurants exactly alike. Additionally, we and our franchisees are able to tailor the look and feel of a Twin Peaks restaurant in order to best appeal to specific localities. As we continue to expand our Twin Peaks restaurant footprint, both domestically and internationally, we aim to continue to provide Twin Peaks’ signature dining experience to guests across both new and existing markets.

The Twin Peaks restaurant experience we provide to our guests is the foundation of the Twin Peaks brand, and we believe that this is the primary catalyst of Twin Peaks’ performance. Twin Peaks’ broad menu and thoughtfully crafted dining experience drive consistent customer traffic across all dayparts, including lunch, happy hour, dinner and late-night. We structure Twin Peaks’ menu utilizing a “barbell” pricing model, offering a broad combination of lower-priced, entry-level menu items along with a range of more premium, higher-priced food and beverages. This pricing strategy offers a differentiated price-to-value proposition for a multitude of guest preferences. Additionally, the breadth of Twin Peaks’ beverage offerings supports high-margin revenue across our Twin Peaks restaurant base. We believe that the guests at our Twin Peaks restaurants are highly engaged and enjoy the Twin Peaks restaurant experience, which is best evidenced by Twin Peaks’ industry-leading guest satisfaction and intent-to-return scores, as measured by Black Box. We believe that the Twin Peaks concept possesses broad appeal and resonates with the Generation X, Millennial and Generation Z demographic groups, as well as with all genders.

Twin Peaks competes in the broader casual dining segment of the U.S. full-service dining industry. Within the full-service dining industry, Twin Peaks operates within the casual dining segment and the sports bar sub-segment. We believe that the Twin Peaks concept has a significant opportunity to disrupt the sports bar and broader casual dining segments, and we are well-positioned to capitalize on this opportunity. We believe that Twin Peaks’ focus on made-from-scratch food, craft beverages, and providing an engaging sports-lodge experience helps differentiate the Twin Peaks concept from competitors while creating an environment difficult for customers to replicate at home. As customers continue to seek engaging and high-quality dining experiences, we are targeting growth rates for Twin Peaks in excess of the broader industry.

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Smokey Bones: The Masters of Meat

Smokey Bones is a full-service, meat-centric restaurant brand and concept specializing in award-winning ribs and a variety of other slow-smoked, fire-grilled, or seared meats, along with a full bar featuring a wide selection of domestic, import and local craft beers, a variety of spirits, and several signature handcrafted cocktails. Smokey Bones serves dine-in guests for lunch, dinner, and late night, and offers pick-up, delivery, online ordering, and catering options. Smokey Bones was founded in 1999 with the opening of its first restaurant in Florida, and over the past 25 years has grown to 53 restaurants as of June 29, 2025. In 2019, the brand was strategically repositioned to create more dining occasions while simplifying and streamlining operations.

As experts of authentic fire-grilled and house-smoked meats, Smokey Bones is passionate about serving meat lovers and dining adventurists a deep variety of bold, fire-inspired signature and classic menu offerings. Smokey Bones serves premium quality cuts of a variety of meats, expertly prepared with traditional and global flavors, in a relaxed, but elevated casual dining atmosphere. Smokey Bones appeals to a broad range of guests, ranging from young families to retired couples, and its well-diversified channel and day of the week mix demonstrates that Smokey Bones is a popular dining choice in the markets where our Smokey Bones restaurants are located.

Our Reorganization and the January 2025 Spin-Off

The Twin Group was acquired by FAT Brands in October 2021, and prior to our Reorganization as described below, the Twin Group was comprised of a number of companies that were wholly-owned subsidiaries of FAT Brands, with all of the outstanding equity interests in the Twin Group beneficially owned, directly or indirectly, by FAT Brands. We and FAT Brands completed a series of separation and reorganization transactions, as described below, whereby the Twin Group was transferred to, and become wholly-owned subsidiaries of, our Company. We refer to such separation and reorganization transactions collectively as our “Reorganization”, which included the following:

●	On February 6, 2024, FAT Brands formed our Company, Twin Hospitality Group Inc., as a Delaware corporation. In connection with our incorporation, 5,000 shares of our Class A Common Stock were issued to FAT Brands.

●	In November 2024, FAT Brands Twin Peaks I, LLC, a Delaware limited liability company, filed an amendment to its certificate of formation to change its name to “Twin Hospitality I, LLC”, which is the top tier company in the Twin Group (which we refer to as the “Top Tier Twin Subsidiary”).

●	In November 2024, we and FAT Brands entered into a Sale and Contribution Agreement, pursuant to which FAT Brands sold and contributed to us all of the equity interests in the Top Tier Twin Subsidiary, such that following such sale and contribution, the Top Tier Twin Subsidiary, along with all of the other companies in the Twin Group, became direct or indirect wholly-owned subsidiaries of our Company (see also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Sale and Contribution Agreement”).

●	In January 2025, we and FAT Brands entered into a Master Separation and Distribution Agreement (which we refer to as the “Master Separation and Distribution Agreement”), pursuant to which, among other matters, FAT Brands exchanged all 5,000 shares of Class A Common Stock that it held (which represented 100% of the issued and outstanding capital stock of our Company at such time) for 47,298,271 shares of Class A Common Stock and 2,870,000 shares of Class B Common Stock, which was issued by us to FAT Brands (see also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Master Separation and Distribution Agreement”).

●	In January 2025, we and FAT Brands entered into a Tax Matters Agreement (which we refer to as the Tax Matters Agreement”), as described under “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Tax Matters Agreement”.

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As part of our Reorganization, the financial results of the Twin Group were consolidated with our Company. Following our Reorganization, on January 29, 2025, FAT Brands effected the distribution on a pro rata basis to its common stockholders of 2,659,415 shares of our Class A Common Stock, with FAT Brands retaining the remaining 44,638,745 shares of our Class A Common Stock and all of the 2,870,000 outstanding shares of our Class B Common Stock (which we refer to as the “January 2025 Spin-Off”). The January 2025 Spin-Off was the method by which our Company separated from FAT Brands. In connection with the January 2025 Spin-Off, our Class A Common Stock commenced trading on the Nasdaq Global Market under the symbol “TWNP”.

Our Organizational Structure Following our Reorganization and the January 2025 Spin-Off

Following the consummation of our Reorganization and the January 2025 Spin-Off:

●	we are a holding company directly owning all of the outstanding equity interests in the Top Tier Twin Subsidiary, and indirectly owning all of the outstanding equity interests in the other companies in the Twin Group, such that all of the companies in the Twin Group are direct or indirect wholly-owned subsidiaries of our Company;

●	we became an independent publicly traded reporting company; and

●	as of the date of this prospectus, FAT Brands holds (i) 51,778,412 shares of our Class A Common Stock (which includes 7,139,667 shares of Class A Common Stock issued by us to FAT Brands in connection with FAT Brands’ cancellation of certain of our liabilities due to it (see “—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands —Exchange Agreement” below)), and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, representing approximately 98.6% of the total voting power of our Common Stock as of the date of this prospectus.

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Organizational Structure

The following diagram shows our organizational structure as of the date of this prospectus:

Our Relationship with FAT Brands

FAT Brands is our Controlling Stockholder

As of the date of this prospectus, FAT Brands holds (i) 51,778,412 shares of our Class A Common Stock, or approximately 95.1% of the outstanding shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, which in the aggregate represent approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. Accordingly, as long as FAT Brands continues to control more than 50% of the total voting power of our Common Stock, FAT Brands will be able to control the outcome of any action requiring the general approval of our stockholders, including the election of all the members of the board of directors of our Company (which we refer to as our “Board of Directors”), and the adoption of certain amendments to our Amended and Restated Certificate of Incorporation (which we refer to as our “Charter”) and our Amended and Restated Bylaws (which we refer to as our “Bylaws”). Similarly, FAT Brands will have the power to (i) determine matters submitted to a vote of our stockholders without the consent of our other stockholders, (ii) prevent a change in control of our Company, and (iii) take other actions that might be favorable to FAT Brands, in each case, including by written consent without a meeting and without prior notice to other shareholders. As a result, FAT Brands’ controlling interest may discourage a change of control in our Company that the holders of our Class A Common Stock may favor. See “Risk Factors—Risks Related to our Class A Common Stock—The dual class structure of our Common Stock has the effect of concentrating voting control with FAT Brands, as FAT Brands owns all of the shares of our Class B Common Stock and controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. This dual class structure limits or precludes the ability of our other stockholders to influence matters requiring stockholder approval.”

FAT Brands is not subject to any contractual obligation to retain any of the shares of our Common Stock that it holds.

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Agreements Between our Company and FAT Brands

In connection with our Reorganization and the January 2025 Spin-Off, we and FAT Brands entered into the (i) Master Separation and Distribution Agreement, and (ii) Tax Matters Agreement. The terms of these agreements were negotiated between, and determined by, us and FAT Brands in preparation for our Reorganization and the January 2025 Spin-Off, and are intended to be consistent with the terms that we could have negotiated with unaffiliated third parties. However, they may actually be more or less favorable. For a description of these agreements and the other arrangements and transactions that we have entered into with FAT Brands, see “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off”.

Overlap of Certain Directors and Management

Three of our directors, Andrew Wiederhorn, Lynne Collier and James Ellis, also serve as directors of FAT Brands, Andrew Wiederhorn also serves as the chief executive officer of FAT Brands, our Chief Financial Officer, Kenneth J. Kuick, is also the chief financial officer of FAT Brands, and our Chief Legal Officer, Allen Sussman, is also the general counsel of FAT Brands. See “Management—Executive Officers and Non-Executive Directors” and “Management—Overlap of Certain Directors and Management”. For a description of the treatment of related party transactions and corporate opportunities where a director or officer of our Company also serves as a director or officer of FAT Brands, see “Certain Relationships and Related Party Transactions—Related Party Transactions Policies and Procedures” and “Description of Capital Stock—Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities”

Board Observer Rights

Under the Master Separation and Distribution Agreement, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals to attend meetings of our Board of Directors in a non-voting observer capacity. See “Management—Board of Directors—Board Observer Rights of FAT Brands” and “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Master Separation and Distribution Agreement—Board Observer Rights”.

Potential FAT Brands Distribution

FAT Brands has informed us that it may in the future make one or more additional distributions to its stockholders of all or a portion of the shares of our Common Stock that it holds, which may include distributions effected as a dividend to stockholders of FAT Brands (which we refer to as the “Potential FAT Brands Distribution”).

While FAT Brands may decide to effect the Potential FAT Brands Distribution in the future, FAT Brands has no obligation to pursue or consummate any future dispositions of the shares of our Common Stock that it holds, including through the Potential FAT Brands Distribution, by any specified date or at all. If pursued, the Potential FAT Brands Distribution may be subject to various conditions, all of which will be waivable by FAT Brands in its sole discretion, including receipt by FAT Brands of any necessary regulatory or other approvals, the existence of satisfactory market conditions, and the receipt by FAT Brands of a private letter ruling from the Internal Revenue Service (which we refer to as the “IRS”) and an opinion of tax counsel to the effect that such Potential FAT Brands Distribution would be tax-free to FAT Brands and its stockholders for U.S. federal income tax purposes. Even if such conditions are satisfied, FAT Brands may decide not to consummate the Potential FAT Brands Distribution, or even if such conditions are not satisfied, FAT Brands may decide to waive one or more of such conditions and consummate the Potential FAT Brands Distribution.

Notwithstanding the foregoing, see “—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” below for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to dividend or distribute the shares of our Class A Common Stock held by it under certain circumstances.

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Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands

Letter Agreement

In connection with the sale and issuance of the Twin Securitization Notes and the transactions related thereto (which we refer to collectively as the “Twin Securitization Transaction”), the Top Tier Twin Subsidiary, our Company, FAT Brands, and the initial holders of the Twin Securitization Notes entered into a letter agreement (which we refer to as the “Letter Agreement”), under which FAT Brands agreed not to sell, transfer, dividend or distribute any of its shares of our Common Stock, other than in connection with the distribution of the shares of our Class A Common Stock in the January 2025 Spin-Off, until at least $75,000,000 of the proceeds from our Qualified Equity Offerings (as defined and described in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”) or other proceeds have been used to prepay the Twin Securitization Notes. Additionally, under the Letter Agreement, FAT Brands agreed not to dividend out any of its shares of our Common Stock for the 24 months immediately following the expiration of the foregoing restriction if, with respect to any securitization transaction sponsored by FAT Brands or our Company, there has occurred and is continuing, or with the giving of notice or the passage of time would occur, certain breaches, events of default, or termination events under the applicable securitization transaction agreements. Furthermore, under the Letter Agreement, FAT Brands agreed not to pay a common equity dividend until at least $25.0 million of the proceeds from our Qualified Equity Offerings have been used to prepay the Twin Securitization Notes, other than (i) the distribution of the shares of our Class A Common Stock to the FAT Brands Common Stockholders in the January 2025 Spin-Of, and (ii) monthly dividends with respect to FAT Brands’ preferred stock.

Pledge Agreement and Control Agreement

In connection with the Twin Securitization Transaction, FAT Brands entered into a Pledge and Security Agreement (which we refer to as the “Pledge Agreement”) with UMB Bank, N.A., as trustee under the Base Indenture, dated as of July 10, 2023, by and between FB Resid Holdings I, LLC (which we refer to as “FBRH”) and UMB Bank, N.A., as trustee, which was subsequently amended on November 21, 2024 in connection with the Twin Securitization Transaction (which, as amended, we refer to as the “FBRH Indenture”), and as securities intermediary (in such capacities, the “Pledge Trustee”). Under the Pledge Agreement, FAT Brands pledged all of its shares of our Class A Common Stock (other than the shares of our Class A Common Stock that were distributed to the FAT Brands Common Stockholders in the January 2025 Spin-Off) (which we refer to as the “Pledged Shares”), along with any and all (i) proceeds from the sale or other disposal of Pledged Shares, (ii) dividends, distributions, rights, warrants or other consideration with respect to the Pledged Shares, and (iii) proceeds of any loan secured by the Pledged Shares (which we refer to collectively as the “Pledged Proceeds”), to secure the payment and performance of all obligations of FBRH under the FBRH Indenture. Approximately $110 million in aggregate principal amount of outstanding notes under the FBRH Indenture is currently owed to investors that are not affiliated with FAT Brands. Under the Pledge Agreement, upon the occurrence and during the continuance of an Event of Default, and following a Grace Period (each as defined in the FBRH Indenture), if applicable, under the FBRH Indenture, all rights of FAT Brands to vote, or give consent with respect to, the Pledged Shares will be vested in the Pledge Trustee.

FAT Brands also entered into a Securities Account Control Agreement (which we refer to as the “Control Agreement”) with the Pledge Trustee. Under the Control Agreement, on the Distribution Date, FAT Brands deposited all of the Pledged Shares into a controlled account maintained by the Pledge Trustee, and the Pledge Trustee will distribute the Pledged Proceeds held in such account in accordance with the Pledge Agreement. FAT Brands will be entitled to enter any market order to sell Pledged Shares in a brokers’ transaction on a permitted trading market, and may enter orders to sell Pledged Shares on a market that is not a permitted trading market (i) with the prior written consent of the Pledge Trustee, or (ii) in a trade to be executed within 5% of the 5-trading day volume weighted average price and with a value of at least $15,000,000. Upon an Event of Default under the FBRH Indenture, the Controlling Class Representative (as defined in the FBRH Indenture) will be entitled to exercise sole control of the Pledged Shares and direct sales or other dispositions of the Pledged Shares held in the controlled account.

Exchange Agreement

On June 4, 2025 (which we refer to as the “Effective Date of the Exchange Agreement”), we entered into an Exchange Agreement with FAT Brands, pursuant to which FAT Brands exchanged liabilities due to it by our Company for additional shares of our Class A Common Stock at market value. In the transaction, FAT Brands cancelled liabilities with a principal balance of $31.2 million, recorded as due to affiliates on our consolidated financial statements, in exchange for the issuance by us to FAT Brands of 7,139,667 shares of Class A Common Stock at $4.37 per share, which was the greater of (i) the closing price of our Class A Common Stock on the Nasdaq Global Market on the date immediately preceding the Effective Date of the Exchange Agreement, and (ii) the average closing price of our Class A Common Stock on the Nasdaq Global Market for the five trading days immediately preceding the Effective Date of the Exchange Agreement.

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Channels for Disclosure of Information

We regularly announce material information to the public through filings with the Securities and Exchange Commission (which we refer to as the “SEC”), the investor relations page on our website (www.twinpeaksrestaurant.com/investors), press releases, public conference calls, and public webcasts. The information disclosed through the foregoing channels could be deemed to be material information. As such, we encourage our stockholders, investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Corporate Information

Twin Hospitality Group Inc. was incorporated as a Delaware corporation on February 6, 2024. We are a holding company and all of our business operations are conducted through our subsidiaries. Our corporate headquarters are located at 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254. Our main telephone number is (972) 941-3150. Our principal Internet website address is www.twinpeaksrestaurant.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

Emerging Growth Company Status

We qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). We will remain an emerging growth company until the earliest of (i) December 29, 2030, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of the shares of our Common Stock that are held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year), or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

An emerging growth company may take advantage of reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial information and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement, of which this prospectus forms a part;

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (which we refer to as the “Sarbanes-Oxley Act”);

●	comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachutes”, to our stockholders for non-binding advisory votes; and

●	disclose certain executive compensation related items, such as the correlation between executive compensation and performance, and a comparison of our Chief Executive Officer’s compensation to the median compensation of our employees.

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We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different from the information you may receive from other public companies in which you hold securities. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and the market price of our Class A Common Stock may be more volatile.

The JOBS act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt-in” to this extended transition period for complying with new or revised accounting standards, and intend to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Therefore, we will not be subject to the same new or revised accounting standards at the same time as other public companies that comply with such new or revised accounting standards on a non-delayed basis. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company Status

We also qualify as a “smaller reporting company”, as defined in Rule 405 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). We will continue to be a smaller reporting company so long as either (i) the market value of our securities held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter, or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of the shares of our Common Stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we continue to qualify as a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. In particular, for so long as we remain a smaller reporting company, we (i) may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and (ii) have reduced disclosure obligations regarding executive compensation.

See also “Risk Factors—Risks Related to our Class A Common Stock—We are an “emerging growth company” and a “smaller reporting company” and comply with reduced reporting requirements applicable to emerging growth companies and smaller reporting companies, which may make our Class A Common Stock less attractive to investors.”

Implications of Being a Controlled Company

As of the date of this prospectus, FAT Brands holds (i) 51,778,412 shares of our Class A Common Stock, or approximately 95.1% of the outstanding shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock. Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, as of the date of this prospectus, FAT Brands holds approximately 98.6% of the total voting power of the outstanding shares of our Common Stock, and, as a result, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of all the members of our Board of Directors and the approval of significant corporate transactions. Under the corporate governance rules of Nasdaq, a company is deemed to be a “controlled company” if more than 50% of the voting power for the election of directors is held by an individual, group, or another company. As such, we expect to be a “controlled company” within the meaning of such Nasdaq rules, as FAT Brands will continue to control a majority of the total voting power of the outstanding shares of our Common Stock.

A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A Common Stock:

●	we have a board of directors that is composed of a majority of “independent directors”, as defined under the listing rules of Nasdaq (which we refer to as the “Nasdaq Listing Rules”);

●	we have a compensation committee that is composed entirely of independent directors;

●	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

●	the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors.

Notwithstanding the foregoing, we do not currently, and do not currently intend to, rely on any of the “controlled company” exemptions provided under the Nasdaq Listing Rules. See “Management—Controlled Company Exemptions.”

Furthermore, see “—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” above for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to vote, dispose of, or otherwise exercise investment power over the shares of our Class A Common Stock held by it under certain circumstances.

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THE OFFERING

Shares of Class A Common Stock offered by the Selling Stockholder	Up to 10,885,725 shares of our Class A Common Stock, consisting of:

● the shares that we may elect, in our sole discretion, to sell and issue to White Lion, from time to time, under the Common Stock Purchase Agreement; and

●

the Commitment Shares, which are the shares of our Class A Common Stock that we have agreed to issue to White Lion in partial consideration of its irrevocable commitment to purchase shares of our Class A Common Stock from us under the Common Stock Purchase Agreement.

See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from any sales by the Selling Stockholder of shares of our Class A Common Stock pursuant to this prospectus.

However, we may receive up to $50.0 million in aggregate gross proceeds from White Lion under the Facility in connection with sales by us of shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement. The actual amount of proceeds that we receive may be less than $50.0 million depending on the number of shares of our Class A Common Stock actually sold and the price at which such shares are sold under the Common Stock Purchase Agreement. We intend to use approximately 75% of the net proceeds that we receive from the sales of shares of our Class A Common Stock by us to White Lion under the Facility to pay a portion of the principal and accrued interest due under the Twin Securitization Notes. Any remaining net proceeds will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Common Stock is currently listed for trading on the Nasdaq Global Market under the symbol “TWNP”.

Transfer Agent and Registrar	Vstock Transfer, LLC

Risk Factors	Investing in our Class A Common Stock is highly speculative and involves a high degree of risk. You should carefully read and consider the section entitled “Risk Factors” beginning on page 12 of this prospectus, as well as similar sections in the documents we incorporate by reference into this prospectus, before deciding to invest in our Class A Common Stock.

For additional information regarding the Facility, the Common Stock Purchase Agreement, and the offering, see “Description of the Facility” and “Plan of Distribution”.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target”, “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus in the sections entitled “Risk Factors” and “Prospectus Summary”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include:

●	our ability to implement growth strategies;

●	our ability to open new franchised restaurants;

●	the number of franchised restaurants that actually open may materially differ from the number of signed commitments;

●	opening new restaurants in existing markets may negatively affect sales at existing restaurants in the same markets;

●	our business is closely tied to the success of our franchisees and franchised restaurants;

●	the actions of our franchisees, including not accurately reporting sales;

●	competition from other restaurants;

●	the success of our advertising and marketing campaigns;

●	the perception and recognition of our brands and corporate reputation may be harmed through third-party activities;

●	our ongoing need for capital expenditures requires us to spend capital;

●	our ability to raise additional capital in the future;

●	our current and future indebtedness;

●	interruptions or shortages in the supply chain;

●	effects of labor shortages.

●	food safety and other health concerns may materially affect our business;

●	compliance with environmental, health and safety laws;

●	violations of antibribery or anticorruption laws;

●	our business activities subject us to litigation;

●	failure to protect our intellectual property;

●	failure to protect customers’ data and other personal information;

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●	increased costs or liabilities as a result of government regulations;

●	our dependence on key executive management;

●	disruptions from a pandemic, epidemic or outbreak, such as COVID-19;

●	past measures of performance are not an indication of future results; and

●	control of our Company by FAT Brands.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements in this prospectus are not guarantees of future performance, and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

Additionally, statements such as “we believe” and other similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements that are made from time to time in our other SEC filings and our public communications. We caution you that the important factors referenced above may not contain all of the factors that are important to you. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference herein, before investing in our Class A Common Stock. You should also consider the risks, uncertainties and assumptions described under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Such discussion may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future, including our Quarterly Reports on Form 10-Q. If any of these risks or uncertainties actually occur, our business, results of operations, cash flow, financial condition, and prospects could be materially and adversely affected. In such a case, the market price of our Class A Common Stock could decline and you may lose all or a part of your investment. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, results of operations, cash flows, financial condition, or prospects. Some statements in this prospectus, including certain statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Facility

It is not possible to predict the actual number of shares of our Class A Common Stock, if any, that we will sell and issue to White Lion under the Common Stock Purchase Agreement, the actual purchase prices to be paid by White Lion for such shares, the actual gross proceeds to us resulting from such sales, or the actual number of such shares of our Class A Common Stock that White Lion may resell under this prospectus.

Under the Common Stock Purchase Agreement, we have the right, at our election, from time to time, to direct White Lion to purchase up to such amount of shares of our Class A Common Stock which will result in a maximum aggregate amount of gross proceeds to us of $50.0 million (which we refer to as the “Commitment Amount”). Unless earlier terminated, the Common Stock Purchase Agreement will remain in effect until the earlier of (i) the date on which White Lion has purchased an aggregate number of shares pursuant to the Common Stock Purchase Agreement equal to the Commitment Amount, and (ii) September 30, 2028. Sales of shares of our Class A Common Stock, if any, by us to White Lion under the Common Stock Purchase Agreement will depend upon market conditions and other factors to be considered by us in our discretion, as well as the satisfaction of certain conditions set forth in the Common Stock Purchase Agreement. We may ultimately decide to sell and issue to White Lion all, some, or none of the shares of our Class A Common Stock that may be available for us to sell to White Lion pursuant to the Common Stock Purchase Agreement.

Additionally, because the purchase price for the shares of our Class A Common Stock that we may elect to sell to White Lion under the Common Stock Purchase Agreement will fluctuate based on the market price of our Class A Common Stock at the time we elect to sell such shares, the actual purchase prices to be paid by White Lion for such shares may also fluctuate significantly based on such market prices, and it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our Class A Common Stock that we will sell to White Lion under the Common Stock Purchase Agreement, the actual purchase price to be paid by White Lion for such shares, or the actual gross proceeds to be raised by us from such sales.

Furthermore, White Lion’s obligations to accept purchase notices and to purchase shares of our Class A Common Stock under the Common Stock Purchase Agreement are subject to the satisfaction of a number of conditions, which conditions include, among others, that (i) our representation and warrants set forth in the Common Stock Purchase Agreement are accurate in all material respects, (ii) we have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required under the Common Stock Purchase Agreement to be performed, satisfied or complied with by us, (iii) no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Common Stock Purchase Agreement) shall have occurred and be continuing, and (iv) we deliver various compliance and officers’ certificates, opinions, comfort letters and other items. Accordingly, there can be no assurances that the Facility will be available to us at all times during its term.

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Although the Common Stock Purchase Agreement provides that we may sell to White Lion up to such amount of shares of our Class A Common Stock equal to the Commitment Amount, only the offer and resale of 10,885,725 shares of our Class A Common Stock (which includes the Commitment Shares) have been registered under the registration statement of which this prospectus forms a part (which we refer to as the “Facility Resale Registration Statement”). Under applicable Nasdaq rules and the terms of the Common Stock Purchase Agreement, in no event may we issue to White Lion an aggregate number of shares of our Class A Common Stock (including the Commitment Shares) that would exceed 19.99% of the total number of outstanding shares of our Class A Common Stock as of September 30, 2025 (which was calculated as 10,885,725 shares), unless we obtain prior stockholder approval. Accordingly, if we decide to sell and issue to White Lion more than the 10,885,725 shares of our Class A Common Stock that have been registered for resale under the Facility Resale Registration Statement, of which this prospectus forms a part, in order to receive additional proceeds, which we may elect to do as long as the gross proceeds from such aggregate amount of shares do not exceed the Commitment Amount, we must (i) obtain the necessary stockholder approval under applicable Nasdaq rules and the terms of the Common Stock Purchase Agreement, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the offer and resale by White Lion of any such additional shares of our Class A Common Stock we wish to sell and issue from time to time under the Common Stock Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any such additional shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement.

Moreover, any sales or issuances of a substantial amount of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement would cause substantial dilution to our stockholders. The number of shares of our Class A Common Stock ultimately offered and sold by White Lion pursuant to this prospectus is dependent upon the number of shares of our Class A Common Stock, if any, we ultimately elect to sell to White Lion under the Common Stock Purchase Agreement. However, even if we elect to sell shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement, White Lion may resell all, some, or none of such shares at any time or from time to time in its sole discretion and at different prices.

Investors who buy shares of our Class A Common Stock from White Lion at different times will likely pay different prices.

Sales of shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement will be determined by us in our sole discretion and will depend upon market conditions and other factors. We may ultimately decide to sell to White Lion all, some, or none of the shares of our Class A Common Stock that we will be entitled to sell to White Lion under the Common Stock Purchase Agreement. If and when we elect to sell shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement, after White Lion has acquired such shares, White Lion may resell all, some, or none of such shares of our Class A Common Stock in its discretion, at any time and from time to time, and at different prices. As a result, investors who purchase shares of our Class A Common Stock from White Lion pursuant to this prospectus at different times will likely pay different prices for such shares, and so may experience different levels of dilution (and, in some cases, substantial dilution) and different outcomes in their respective investment results. Additionally, investors may experience a decline in the value of the shares of our Class A Common Stock that they purchase from White Lion pursuant to this prospectus as a result of future sales of shares of our Class A Common Stock by us to White Lion at prices lower than the prices such investors paid for their shares.

We have broad discretion over the use of the proceeds from sales of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement, and we may not use such proceeds effectively.

We intend to use approximately 75% of the net proceeds from sales of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement to pay a portion of the principal and accrued interest due under the Twin Securitization Notes (as described in more detail in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”), and use the remaining net proceeds for working capital and general corporate purposes. See “Use of Proceeds.” Our management will have broad discretion in the application of such net proceeds allocated for working capital and general corporate purposes. As such, investors will be relying on the judgment of our Board of Directors and management for the application of such proceeds from sales of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement. Depending on the outcome of our continuous operations and other unforeseen events, our plans and priorities may change, and we may use such proceeds in different proportions than we currently anticipate. The failure by our management to apply such proceeds effectively could adversely affect our business, results of operations, and financial condition.

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Future sales and issuances of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement, and subsequent resales of such shares by White Lion, including under this prospectus, may cause the market price of our Class A Common Stock to decline significantly.

To the extent we sell and issue a substantial amount of shares of our Class A Common Stock to White Lion under the Common Stock Purchase Agreement, such shares of our Class A Common Stock will be available for resale by White Lion, including under this prospectus, which would cause dilution and represent an increased portion of our public float, and may cause the market price of our Class A Common Stock to decline significantly. After White Lion has purchased shares of our Class A Common Stock under the Common Stock Purchase Agreement, White Lion may resell all, some, or none of such shares in its discretion, at any time and from time to time, and at different prices. If all of the 10,885,725 shares of our Class A Common Stock registered under the Facility Resale Registration Statement, of which this prospectus forms a part, were issued and outstanding as of the date of this prospectus, such shares would represent approximately 16.7% of the total number of outstanding shares of our Class A Common Stock (after giving effect to such issuance).

Additionally, the resale by White Lion of a significant amount of shares of our Class A Common Stock pursuant to this prospectus, or the perception that such sales may occur, as well as other issuances and resales of shares of our Class A Common Stock, including resales of shares of our Class A Common Stock by our other stockholders, and grants and issuances by us pursuant to our equity incentive plans, could cause the market price of our Class A Common Stock to decline and/or to be highly volatile.

See also “—Risks Related to our Class A Common Stock—An active trading market for our Class A Common Stock may not be sustained, and the market price of our Class A Common Stock may fluctuate significantly”, “—Risks Related to our Class A Common Stock—Our Class A Common Stock is currently listed on the Nasdaq Global Market, but we cannot guarantee that we will be able to continue to satisfy the applicable Nasdaq listing standards going forward”, and “—Risks Related to our Class A Common Stock—The issuance by us of additional equity securities may dilute your ownership and adversely affect the market price of our Class A Common Stock”.

Risks Related to our Class A Common Stock

An active trading market for our Class A Common Stock may not be sustained, and the market price of our Class A Common Stock may fluctuate significantly.

Although our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”, an active trading market for the shares of our Class A Common Stock may not be sustained, which would make it difficult for you to sell your shares of Class A Common Stock at an attractive price, or at all. The market price of our Class A Common Stock may decline or fluctuate, and you may not be able to sell your shares of our Class A Common Stock at or above the initial trading price of our Class A Common Stock, or at all. Accordingly, no assurance can be given as to the following:

●	the likelihood that an active trading market for shares of our Class A Common Stock will be sustained;

●	the liquidity of any such market;

●	the ability of our stockholders to sell their shares of Class A Common Stock; or

●	the price that our stockholders may obtain for their Class A Common Stock.

In addition, the securities markets in general and our Class A Common Stock have experienced price and volume volatility. The market price and volume of our Class A Common Stock may continue to experience fluctuations not only due to general stock market conditions but also due to governmental regulatory action, tax laws, interest rates, and a change in sentiment in the market regarding our industry, operations, or business prospects. The factors affecting the market price and trading volume of our Class A Common Stock, some of which are beyond our control, include, among others, the following:

●	variations in our quarterly or annual operating results;

●	changes in our earnings estimates (if provided), or differences between our actual operating and financial results and those expected by analysts and investors;

●	the failure of securities analysts to cover our Class A Common Stock, or changes in estimates by analysts who cover our Company and competitors in our industry;

●	initiatives undertaken by our competitors, including, for example, the opening of new restaurants in our existing markets;

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●	actual or anticipated fluctuations in our or our competitors’ results of operations, and our and our competitors’ growth rates;

●	announcements by us or our competitors of significant contracts, acquisitions, dispositions, or strategic relationships;

●	capital commitments;

●	any increased indebtedness we may incur in the future;

●	actions by our stockholders;

●	investor perceptions of our Company, our competitors, and our industry;

●	recruitment or departure of key personnel;

●	adoption or modification of laws, regulations, policies, procedures or programs applicable to our business, or announcements relating to these matters;

●	general economic conditions; and

●	geopolitical incidents.

As a result of these and other factors, our stockholders may experience a decrease, which could be substantial, in the value of their shares of our Class A Common Stock, including decreases unrelated to our financial performance or prospects.

Our Class A Common Stock is currently listed on the Nasdaq Global Market, but we cannot guarantee that we will be able to continue to satisfy the applicable Nasdaq listing standards going forward.

Nasdaq requires listed companies to comply with certain standards in order to remain listed. On August 4, 2025, we received a written notice from Nasdaq’s Listing Qualifications Staff that, for the 30 consecutive business days ended July 28, 2025, our Market Value of Publicly Held Shares (which we refer to as “MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rules 5450(b)(2)C) and 5450(b)(3)C) (which we refer to as the “MVPHS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have an initial period of 180 calendar days from the date of the notice (which we refer to as the “Compliance Period”) to regain compliance with the MVPHS Requirement. We may regain compliance if at any time during the Compliance Period our MVPHS closes at $15,000,000 or more for a minimum of 10 consecutive business days. During the Compliance Period, our Class A Common Stock will continue to trade on the Nasdaq Global Market.

We are monitoring our MVPHS during the Compliance Period, and intend to take all reasonable steps to maintain the listing of our Class A Common Stock on the Nasdaq Global Market, including through the sale of shares of our Class A Common Stock to White Lion under the Facility. In the event that we fail to regain compliance with the MVPHS Requirement during the Compliance Period, we intend to apply to transfer the listing of our Class A Common Stock to the Nasdaq Capital Market. However, there can be no assurance that we will be able to regain or maintain compliance with the MVPHS Requirement, or other Nasdaq listing standards.

Delisting from the Nasdaq Global Market or any Nasdaq market would make trading our Class A Common Stock more difficult for investors, which could adversely impact the share price and liquidity of our Class A Common Stock. A delisting would severely limit the ability of our stockholders to sell shares of our Class A Common Stock in the secondary market. In addition, a delisting of our Class A Common Stock from Nasdaq could also result in negative publicity and make it more difficult for us to raise additional capital. We cannot assure you that our Class A Common Stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

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We cannot predict the effect our dual class Common Stock structure may have on the market price of our Class A Common Stock.

We cannot predict whether the dual class structure of our Common Stock will result in a lower or more volatile market price of our Class A Common Stock, or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, and these changes exclude companies with multiple classes of shares of common stock from being added to these indices. Additionally, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Common Stock may prevent the inclusion of our Class A Common Stock in such indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from such indices, but it is possible they may depress valuations, compared to similar companies that are included in such indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common Stock less attractive to investors. As a result, the market price of our Class A Common Stock could be adversely affected.

The dual class structure of our Common Stock has the effect of concentrating voting control with FAT Brands, as FAT Brands owns all of the shares of our Class B Common Stock and controls approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. This dual class structure limits or precludes the ability of our other stockholders to influence matters requiring stockholder approval.

Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Each of our Class A Common Stock and Class B Common Stock is deemed to be a separate series of Common Stock for any and all purposes under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, FAT Brands, which as of the date of this prospectus, owns (i) 51,778,412 shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock, holds approximately 98.6% of the total voting power of the outstanding shares of our Common Stock. For as long as FAT Brands beneficially owns shares of our Common Stock representing at least a majority of the votes entitled to be cast by the holders of our Common Stock, FAT Brands will have the ability to control the outcome of matters submitted to our stockholders for approval, including being able to elect all of the members of our Board of Directors.

Additionally, until such time as FAT Brands beneficially owns shares of our Common Stock representing less than a majority of the votes entitled to be cast by the holders of our Common Stock, FAT Brands will have the ability to take stockholder action without the vote of any other stockholders and without having to call a stockholders meeting, and our other stockholders will not be able to affect the outcome of any stockholder vote during this period. As a result, FAT Brands will have the ability to control all matters affecting our Company, including, but not limited to:

●	the composition of our Board of Directors and, through our Board of Directors, any determination with respect to our business plans and policies;

●	the strategy, direction, and objectives of our business;

●	any determinations with respect to mergers, acquisitions, and other business combinations;

●	our acquisition or disposition of assets;

●	our financing activities;

●	changes to our Charter and our Bylaws;

●	changes to the agreements and arrangements entered into in connection with our transition to becoming a public company, including, but not limited to, the Master Separation and Distribution Agreement and the Tax Matters Agreement;

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●	the number of shares of our Common Stock available for issuance under our 2025 Incentive Compensation Plan, our Management Equity Plan, or other compensation plans for our prospective and existing directors, officers and employees; and

●	corporate opportunities that may be suitable for both our Company and FAT Brands.

FAT Brands currently beneficially holds a majority of the voting power of our Common Stock. We expect FAT Brands to generally make strategic decisions that it believes are in the best interests of its business as a whole, and these decisions may not necessarily be in our best interests as a stand-alone company. FAT Brands’ decisions with respect to us or its ownership of our Common Stock may be resolved in ways that favor FAT Brands and its stockholders, which may not coincide with the interests of our other stockholders. Furthermore, FAT Brands’ interests and objectives as a stockholder of our Company may even directly conflict with your interests and objectives as a stockholder of our Company. For example, FAT Brands may be more or less interested in our Company entering into a transaction or conducting an activity due to the impact such transaction or activity may have on FAT Brands as a separate company, independent from us. In such instances, FAT Brands may exercise its control over us in a way that is beneficial to FAT Brands, and you will not be able to affect such outcome so long as FAT Brands continues to hold a majority of the voting power of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our operations and to repay outstanding debt. Additionally, any future indebtedness may contain restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Class A Common Stock may be your sole source of gain with respect to our Class A Common Stock for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will ever make such a change. See “Market Information for our Class A Common Stock and Dividend Policy.”

We are an “emerging growth company” and a “smaller reporting company” and comply with reduced reporting requirements applicable to emerging growth companies and smaller reporting companies, which may make our Class A Common Stock less attractive to investors.

We are an “emerging growth company” (as defined under the JOBS Act), and we have elected to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things, (i) present more than two years of audited financial statements and two years of related selected financial information and management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement for a public offering of securities (including our registration statement of which this prospectus forms a part), (ii) have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis), (iv) submit certain executive compensation matters, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachutes”, to our stockholders for non-binding advisory votes, and (v) disclose certain executive compensation related items, such as the correlation between executive compensation and performance, and a comparison of our Chief Executive Officer’s compensation to the median compensation of our employees. As a result of these elections, the information that we provide in this prospectus may be different from the information you may receive from other public companies in which you hold securities. Additionally, even if we begin to comply with the greater obligations of public companies that are not emerging growth companies, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

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We will remain an emerging growth company until the earliest of (i) December 29, 2030, (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of the shares of our Common Stock that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Furthermore, we are also a “smaller reporting company”, as defined in Rule 405 under the Securities Act, since the market value of our stock held by non-affiliates is less than $250 million. If we continue to qualify as a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements for our SEC filings that are available to smaller reporting companies. In particular, for so long as we remain a smaller reporting company, we (i) may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and (ii) have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company: (a) until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $250 million, measured on the last business day of our most recently completed second fiscal quarter, or (b) if our annual revenues are less than $100 million during our most recently completed fiscal year, until the fiscal year following the determination that the market value of our stock held by non-affiliates is more than $700 million, measured on the last business day of our most recently completed second fiscal quarter.

We cannot predict whether our Class A Common Stock will be less attractive if we continue to rely on the exemptions available to emerging growth companies and smaller reporting companies. If our Class A Common Stock is less attractive as a result of our reliance on the available exemptions, there may be a less active trading market for our Class A Common Stock and the market price of our Class A Common Stock may be more volatile.

The issuance by us of additional equity securities may dilute your ownership and adversely affect the market price of our Class A Common Stock.

As of the date of this prospectus, we have an aggregate of 45,544,144 authorized but unissued shares of Class A Common Stock. Our Charter authorizes us to issue shares of our Common Stock and rights relating to our Common Stock on the terms and conditions and for consideration established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. Additionally, under the terms of the Master Separation and Distribution Agreement, we have granted FAT Brands a continuing right to purchase from us such number of shares of our Common Stock as is necessary for FAT Brands to maintain an aggregate ownership of our Common Stock representing at least 80% of our Common Stock outstanding following the January 2025 Spin-Off. See “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Master Separation and Distribution Agreement.” Any shares of Common Stock that we issue, including under our 2025 Incentive Compensation Plan or our Management Equity Plan, or in connection with the Master Separation and Distribution Agreement, would dilute the percentage ownership held by our stockholders immediately prior to such issuance.

In the future, we may attempt to obtain financing or further increase our capital resources by issuing additional shares of our Common Stock or securities convertible into shares of our Common Stock, or by offering debt or other securities. We could also issue shares of our Common Stock, securities convertible into our Common Stock, debt, or other securities in connection with acquisitions or other strategic transactions. Issuing additional shares of our Common Stock, securities convertible into shares of our Common Stock, debt, or other securities may dilute the economic and voting rights of our existing stockholders and could reduce the market price of our Class A Common Stock.

Upon liquidation, holders of preferred shares (if any), holders of debt securities, and lenders with respect to other borrowings, would receive a distribution of our distributable assets prior to the holders of our Common Stock. Debt securities convertible into equity securities could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Additionally, in the event of any liquidation, holders of shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (which we refer to as our “Series A Preferred Stock”) are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $           , plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of our Common Stock. Any other series or class of preferred stock (if established in the future) could also have a preference with respect to liquidating distributions, or have preferences with respect to dividend payments, that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue any securities in the future will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, and nature of any future offerings by us. As a result, holders of our Class A Common Stock bear the risk that any future offerings by us may reduce the market price of our Class A Common Stock and dilute their stockholdings in our Company.

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The anti-takeover provisions in our Charter could prevent or delay a change in control of our company, even if such change in control would be beneficial to our stockholders.

Provisions of our Charter and our Bylaws, as well as applicable provisions of the DGCL, could discourage, delay or prevent a merger, acquisition or other change in control of our Company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	the dual class structure of our Common Stock, which provides FAT Brands, as the holder of all of the outstanding shares of our Class B Common Stock, with the ability to significantly influence the outcome of matters requiring stockholder approval, even if they own less than a majority of the outstanding shares of our Common Stock;

●	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

●	limiting the ability of stockholders to call special meetings; and

●	establishing advance notice requirements for nominations for election to our Board of Directors, or for proposing matters that can be acted upon by our stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for minority stockholders to elect directors of their choosing or cause us to take other corporate actions they desire. Additionally, because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

Furthermore, the DGCL prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets, or business combinations with any stockholder or group of stockholders who owns at least 15% of the total voting power of our Common Stock.

The provision of our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Charter provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for any (a) derivative action or proceeding brought on our behalf; (b) action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder to our Company or our stockholders; (c) action asserting a claim arising under any provision of the DGCL or our Charter or our Bylaws (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) action asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, our Charter provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our Charter also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of, and consented to, the forum provision in our Charter. This choice of forum provision may limit a stockholder’s ability to bring a claim in a different judicial forum, including one that such stockholder may find favorable or convenient for a specified class of disputes with us, our directors, officers or employees, or other stockholders, which may discourage such lawsuits, make them more difficult or expensive to pursue, and/or result in outcomes that are less favorable to such stockholder than outcomes that may have been attainable in other judicial forums or jurisdictions. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other judicial forums or jurisdictions, which could have a material adverse effect on our business, results of operations, and financial condition.

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If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about us or our business, the market price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us, the market price for our Class A Common Stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price and/or trading volume of our Class A Common Stock to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover our Company downgrade our Class A Common Stock, the market price of our Class A Common Stock could decline. As a result, you may not be able to sell your shares of our Class A Common Stock at prices equal to or greater than the price you paid for your shares.

Risks Related to our Indebtedness

We have significant outstanding indebtedness under the Twin Securitization Notes, which will require that we generate sufficient cash flow to satisfy the payment and other obligations under the terms of our indebtedness and will expose us to the risk of default and other remedies thereunder.

As of September 28, 2025, the outstanding principal amount of the indebtedness under the Twin Securitization Notes (as defined and described in “Description of Certain Indebtedness—Twin Securitization Notes”) was approximately $412.3 million. The Twin Securitization Notes require significant principal and interest payments. The quarterly payments of both principal and accrued interest on the Twin Securitization Notes are approximately $12 million. Additionally, the terms of the Twin Securitization Notes subject us to certain financial and non-financial covenants, including a debt service coverage ratio calculation, as defined in the indenture for the Twin Securitization Notes. If certain covenants are not met, the indebtedness may become partially or fully due and payable on an accelerated schedule. For example, subject to certain limited exceptions, any default in the payment of principal or interest due and payable on any series of the Twin Securitization Notes, any material noncompliance or failure to perform by us or any of our subsidiaries with respect to any of the covenants under the indenture for the Twin Securitization Notes, including noncompliance with the debt service coverage ratio, or the occurrence of any event of bankruptcy with respect to us or any of our subsidiaries will constitute an event of default under indenture for the Twin Securitization Notes, and cause the outstanding principal and interest under the Twin Securitization Notes to be due and payable on an accelerated basis (see “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”). Our ability to meet the payment obligations under the Twin Securitization Notes depends on our ability to generate significant cash flow in the future. However, we cannot assure you that our business will generate cash flow from operations, or that other capital will be available to us, in amounts sufficient to enable us to meet our payment obligations under the Twin Securitization Notes and to fund our other liquidity needs.

Furthermore, we also may enter into new borrowing arrangements and incur significant indebtedness in the future to continue to support our growth. Our existing and any future indebtedness could have important consequences, including:

●	making it more difficult for us to make payments on our existing indebtedness;

●	increasing our vulnerability to general economic and industry conditions;

●	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged; and

●	exposing us to the risk of increased interest rates with respect to any new borrowings with variable rates of interest.

Our ability to make payments on debt, to repay existing or future indebtedness when due, and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Our ability to produce cash from our operations is, and will be, subject to a number of risks, including those described in this prospectus. Our financial condition, including our ability to make payments on our debt, is also subject to external factors such as interest rates, the level of lending activity in the credit markets and other external industry-specific and more general external factors, including those described in this prospectus.

We may not be able to raise or borrow additional financing or to refinance our current debt or other indebtedness we may incur in the future, if required, on commercially reasonable terms, if at all.

We are negotiating an agreement with the holders of the Twin Securitization Notes with respect to certain events under, and alleged breaches of, our obligations under the Twin Securitization Notes.

Under the terms of the Twin Securitization Notes, upon each “Qualified Equity Offering” (as defined in the Indenture for the Twin Securitization Notes), which is a public or private offering by us of our common equity securities for cash, we are required, subject to certain limited exceptions, to use 75% of the net proceeds from such offerings towards the repayment of the Twin Securitization Notes, until an aggregate of $75.0 million has been repaid in that manner. If the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a “Cash Flow Sweeping Event” (as defined in the Indenture for the Twin Securitization Notes) would occur, whereupon certain excess cash flows from our operations will be used to make additional principal payments, on a pro rata basis, on the three most senior classes of the Twin Securitization Notes. See “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments.” We did not satisfy the requirement to raise in a Qualified Equity Offering and repay the Twin Securitization Notes in an amount equal to at least $25.0 million on each of April 25, 2025 and July 25, 2025, and as such, a “Level I Qualified Equity Offering Trigger Event” (as defined in the Indenture for the Twin Securitization Notes) and “Cash Flow Sweeping Event” under the Twin Securitization Notes have occurred.

In addition, we have received a notice from a group of noteholders holding a majority of the outstanding principal balance of the Twin Securitization Notes (which we refer to as the “Majority Noteholders”) claiming that our payment of customary bonuses to Company management, in the aggregate amount of approximately $2.2 million for their performance during fiscal year 2024, were paid from funds that should have been deposited into a collection account under the Base Indenture for the Twin Securitization Notes. The Majority Noteholders claim that such payment is a breach of certain provisions of the Securitization Management Agreement (as defined under “Description of Certain Indebtedness—Twin Securitization Notes—Securitization Management Agreement”), which triggers a “Manager Termination Event” that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary. We disagree with the view of the Majority Noteholders, and believe that the management bonuses were properly paid as customary and permitted operating expenses of managing the business of the Top Tier Twin Subsidiary.

The notice from the Majority Noteholders further claims that (i) a Level I Qualified Equity Offering Trigger Event occurred in April 2025 and July 2025, and (ii) the P&I DSCR (as defined under “Description of Certain Indebtedness—Twin Securitization Notes”) was less than 1.35x for the quarterly fiscal period ended June 2025, resulting in the commencement of a Cash Flow Sweeping Event, pursuant to which 50% and 100% of collections, respectively, were required to be used to amortize the Twin Securitization Notes. According to the Majority Noteholders, the failure to pay principal under the Cash Flow Sweeping Event constituted an Event of Default pursuant to Section 9.2(b) of the Base Indenture. The notice from the Majority Noteholders also claims that our failure to deliver a timely notice of the above events to the Trustee under the Base Indenture constitutes a separate Event of Default under the Base Indenture. We disagree with the allegations made by the Majority Noteholders that the payment of customary bonuses to Company management caused a failure to pay principal under the Cash Flow Sweeping Event, and that we were required to deliver a timely notice of such events, the failures of which constitute Events of Default under the Base Indenture.

Although we disagree with the claims of the Majority Noteholders regarding a Manager Termination Event and the alleged Events of Default, we have been negotiating with the Majority Noteholders for an agreement (which we refer to as the “Modification Agreement”), pursuant to which the Majority Noteholders would agree not to (i) terminate our Company as manager of the Top Tier Twin Subsidiary under the Securitization Management Agreement; and (ii) declare an acceleration of the Twin Securitization Notes following an Event of Default; provided that we comply with certain requirements to be specified in the Modification Agreement. We have been actively negotiating the terms of the Modification Agreement with representatives of the Majority Noteholders. We intend to reach an agreement with the Majority Noteholders to enter into the Modification Agreement as soon as practicable.

If we are not able to agree upon the form or terms of a Modification Agreement that are satisfactory to us and the Majority Noteholders, or do not comply with the terms of the Modification Agreement once it is executed, or if other events occur which could constitute an Event of Default under the Twin Securitization Notes, the Majority Noteholders could declare an Event of Default under the Indenture, which could cause the outstanding principal and interest under the Twin Securitization Notes to be due and payable on an accelerated basis, could allow the Majority Noteholders to foreclose on the collateral securing the Twin Securitization Notes, and would materially and adversely affect our business, financial condition, and liquidity. See “Description of Certain Indebtedness—Twin Securitization Notes—Events of Default”.

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DESCRIPTION OF THE FACILITY

Common Stock Purchase Agreement

On September 30, 2025, we entered into a Common Stock Purchase Agreement (which we refer to as the “Common Stock Purchase Agreement”) with White Lion Capital LLC (which we refer to as “White Lion” in this section), establishing a committed equity facility (which we refer to as the “Facility”). See “—The White Lion Facility” below for further description of the Facility.

The Facility

Pursuant to the Common Stock Purchase Agreement, we have the right, but not the obligation, to require White Lion to purchase from us, from time to time, up to $50,000,000 in aggregate gross purchase price (which we refer to as the “Commitment Amount”) of newly issued shares of our Class A Common Stock (which we refer to as the “Purchase Notice Shares”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions, including, without limitation, the effectiveness of the Facility Resale Registration Statement (as defined and described under “—Registration Rights Agreement” below), our right to require White Lion to purchase the Purchase Notice Shares will commence on the effective date of the Facility Resale Registration Statement and continue until the earlier of (i) the date on which White Lion has purchased an aggregate number of the Purchase Notice Shares pursuant to the Common Stock Purchase Agreement equal to the Commitment Amount, and (ii) September 30, 2025 (which we refer to as the “Commitment Period”). During the Commitment Period, subject to the terms and conditions of the Common Stock Purchase Agreement, we may deliver a purchase notice (which we refer to as a “Purchase Notice”) to White Lion to exercise our right to require White Lion to purchase Purchase Notice Shares from us. A Purchase Notice may be delivered for a VWAP Purchase, a Rapid Purchase, or a Fixed Purchase, each as described below:

VWAP Purchase. Under a “VWAP Purchase”, the purchase price to be paid by White Lion for Purchase Notice Shares will equal (i) the product of (a) the lowest daily volume-weighted average price (which we refer to as “VWAP”) of our Class A Common Stock during the VWAP Purchase Valuation Period (as defined in the Common Stock Purchase Agreement), multiplied by (b) 97.5%, less (ii) $0.05 per share. The number of Purchase Notice Shares that we may request White Lion to purchase from us pursuant to any Purchase Notice for a VWAP Purchase may not exceed the lesser of (a) 20% of the Average Daily Trading Volume of our Class A Common Stock, and (b) $200,000 divided by the highest closing price of our Class A Common Stock over the most recent five business days immediately preceding the receipt of such Purchase Notice by White Lion.

Rapid Purchase. Under a “Rapid Purchase”, the purchase price to be paid by White Lion for Purchase Notice Shares will equal the lowest of: (i) the lowest traded price of our Class A Common Stock on the date on which such Purchase Notice is delivered, or at White Lion’s election, the next business day after the delivery of such Purchase Notice if it is received by White Lion after 2:00 p.m. New York time, and (ii) 99% multiplied by the lowest traded price two hours following the confirmation by White Lion of such Purchase Notice. The number of Purchase Notice Shares that we may request White Lion to purchase from us pursuant to any Purchase Notice for a Rapid Purchase may not exceed the lesser of (a) 20% of the Average Daily Trading Volume of our Class A Common Stock, and (b) $200,000 divided by the highest closing price of our Class A Common Stock over the most recent five business days immediately preceding the receipt of such Purchase Notice by White Lion.

Fixed Purchase. Under a “Rapid Purchase”, the purchase price to be paid by White Lion for Purchase Notice Shares will equal the product of (i) the lowest daily VWAP of our Class A Common Stock during the five consecutive business days immediately prior to, and ending on and including, the date on which such Purchase Notice is delivered, multiplied by (ii) 85%. The number of Purchase Notice Shares that we may request White Lion to purchase from us pursuant to any Purchase Notice for a Fixed Purchase may not exceed the lesser of (a) 30% of the Median Daily Trading Volume (as defined in the Common Stock Purchase Agreement), and (b) $250,000 divided by the highest closing price of our Class A Common Stock over the most recent five business days immediately preceding the receipt of such Purchase Notice by White Lion.

Notwithstanding the foregoing limitations with respect to the number of Purchase Notice Shares that we may request White Lion to purchase from us pursuant to any VWAP Purchase, Rapid Purchase or Fixed Purchase, White Lion may, in its sole discretion, increase the number of Purchase Notice Shares that it may purchase under a Purchase Notice, subject to the Beneficial Ownership Limitation and the Exchange Cap (each as defined and described under “—Other Purchase Limitations” below).

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Other Purchase Limitations

Beneficial Ownership Limitation

Under the Facility, we may not require White Lion to purchase such number of Purchase Notice Shares under a Purchase Notice to the extent that such purchase would cause White Lion to beneficially own more than 4.99% of the total number of shares of our Class A Common Stock outstanding immediately prior to such purchase (which we refer to as the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased to up to 9.99% of the total number of outstanding shares of our Class A Common Stock at White Lion’s discretion upon 61 days’ prior written notice to us.

Exchange Cap

Additionally, subject to applicable Nasdaq listing rules, in no event may we sell and issue to White Lion under the Common Stock Purchase Agreement more than an aggregate of 10,885,725 shares of our Class A Common Stock, representing 19.99% of the total number of shares of our Class A Common Stock outstanding as of September 30, 2025 (the date of the Common Stock Purchase Agreement) (which we refer to as the “Exchange Cap”), unless (i) we, at our discretion, first obtain stockholder approval to exceed the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) at the time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares of Class A Common Stock issued under the Common Stock Purchase Agreement is equal to or greater than $4.08, which is the lower of (a) the closing price of our Class A Common Stock on the Nasdaq Global Market immediately preceding September 30, 2025 (the date of the Common Stock Purchase Agreement), and (b) the arithmetic average of the closing prices of our Class A Common Stock on the Nasdaq Global Market over the five days immediately preceding September 30, 2025 (the date of Common Stock Purchase Agreement).

Commitment Shares

As partial consideration for White Lion’s irrevocable commitment to purchase shares of our Class A Common Stock from us under the Common Stock Purchase Agreement, we have agreed to issue shares of our Class A Common Stock with a total value of up to $375,000 (priced as of the date of this prospectus) to White Lion (which we refer to as the “Commitment Shares”). The Commitment Shares will be comprised of and issued in three separate tranches of shares of our Class A Common Stock, with each tranche having a value of $125,000. The initial tranche of the Commitment Shares will be due and issuable on the date of effectiveness of the Facility Resale Registration Statement, the second tranche will be due and issuable 180 days following the date of the effectiveness of the Facility Resale Registration Statement, and the third tranche will be due and issuable after the completion of sales of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement that results in aggregate gross proceeds to us of $7.5 million. The Commitment Shares were fully earned by White Lion upon execution of the Common Stock Purchase Agreement and are non-refundable, regardless of whether any Purchase Notice Shares are sold by us to White Lion under the Common Stock Purchase Agreement, or any subsequent termination of the Common Stock Purchase Agreement.

Termination of the Common Stock Purchase Agreement

We may terminate the Common Stock Purchase Agreement at any time by delivering a written notice to White Lion; provided, that we deliver any unissued Commitment Shares, if any, to White Lion prior to the termination. In addition, the Common Stock Purchase Agreement will automatically terminate on the earlier of (i) the end of the Commitment Period, (ii) the date that we commence a voluntary bankruptcy proceeding, any person commences a bankruptcy proceeding against us, a custodian is appointed for our Company or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

Registration Rights Agreement

Concurrently with the entry into the Common Stock Purchase Agreement, we also entered into a Registration Rights Agreement with White Lion (which we refer to as the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC the registration statement, of which this prospectus forms a part (which we refer to as the “Facility Resale Registration Statement”), to register under the Securities Act the offer and resale, from time to time, by White Lion of all of the Purchase Notice Shares and Commitment Shares that may be issued by us to White Lion under the Common Stock Purchase Agreement (which we refer to as the “Registrable Shares”). Pursuant to the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to keep the Facility Resale Registration Statement effective in order to permit the resale of the Registrable Shares, from time to time, by White Lion pursuant to Rule 415 of the Securities Act.

We are also obligated to pay certain fees and expenses of White Lion under the Common Stock Purchase Agreement and Registration Rights Agreement.

The foregoing summary description of the material terms of the Facility, the Common Stock Purchase Agreement, and the Registration Rights Agreement in this section and elsewhere in this prospectus is qualified by reference to the complete text of the (i) Common Stock Purchase Agreement, and (ii) Registration Rights Agreement, copies of which are filed as Exhibits 10.15 and 10.16, respectively, to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and may not contain all of the information about the Facility that may be important to you. We urge you to read the full text of each of the agreements referenced above.

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USE OF PROCEEDS

Any sales of shares of our Class A Common Stock by the Selling Stockholder under this prospectus will be solely for the account of the Selling Stockholder.

Our Company will not receive any proceeds from any sales by the Selling Stockholder of shares of our Class A Common Stock under this prospectus. However, we may receive up to $50.0 million in aggregate gross proceeds from White Lion under the Facility in connection with sales of shares of our Class A Common Stock by us to White Lion under the Common Stock Purchase Agreement. The actual amount of proceeds that we receive may be less than $50.0 million depending on the number of shares of our Class A Common Stock actually sold and the price at which such shares are sold under the Common Stock Purchase Agreement. Our use of the Facility is subject to certain conditions, including the continued effectiveness of the Facility Resale Registration Statement. Therefore, there can be no assurances that the Facility will be available to us at all times during its term, or that we will ultimately sell such amount of shares thereunder to receive $50.0 million in aggregate gross proceeds. See also “Description of the Facility” and “Plan of Distribution”.

We intend to use approximately 75% of the net proceeds that we receive from the sales of shares of our Class A Common Stock by us to White Lion under the Facility to pay a portion of the principal and accrued interest due under the Twin Securitization Notes (as described in more detail in “Description of Certain Indebtedness—Twin Securitization Notes—Payment Terms and Repayments”). Any remaining net proceeds will be used for working capital and general corporate purposes.

The Selling Stockholder will pay any underwriting fees, discounts and selling commissions incurred by it in connection with any sale of its shares of our Class A Common Stock under this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the offer and resale of the shares of our Class A Common Stock covered by this prospectus, including all SEC registration and filing fees and fees and expenses of counsel and independent registered public accountants.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Class A Common Stock may be sold by the Selling Stockholder under this prospectus.

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MARKET INFORMATION FOR OUR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock is currently listed for trading on the Nasdaq Global Market under the symbol “TWNP”. As of October 6, 2025, there were approximately 40 holders of record of our Class A Common Stock.

Dividend Policy

Since our inception, we have not declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our operations and to repay outstanding debt, and therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our Class A Common Stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us.

Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, contractual restrictions, general business conditions, and other factors our Board of Directors may deem relevant. Accordingly, we cannot give any assurance that any dividends may be declared and paid in the future. Accordingly, you may need to sell your shares of Class A Common Stock to realize a return on your investment, and you may not be able to sell your shares of Class A Common Stock at or above the price you paid for them. See “Risk Factors—Risks Related to our Class A Common Stock—We do not expect to pay dividends in the foreseeable future.”

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MANAGEMENT

Executive Officers and Non-Executive Directors

Set forth below are the names, ages, and positions of each of our executive officers and non-executive directors, as of the date of this prospectus, and a description of the business experience of each of them.

Name	Age	Position
Executive Officers
Kim A. Boerema	61	President and Chief Executive Officer
Kenneth J. Kuick	56	Chief Financial Officer
Roger Gondek	67	Chief Operating Officer
Kenneth Brendemihl	55	President, Smokey Bones
Allen Z. Sussman	61	Chief Legal Officer

Non-Executive Directors
Andrew A. Wiederhorn	59	Chairman of our Board of Directors
Kenneth J. Anderson(1)	70	Independent Director
Lynne L. Collier(1)	57	Independent Director
James G. Ellis(1)	78	Independent Director
David Jobe(1)	64	Independent Director

(1)	Determined to be an independent director pursuant to the independence standards of the Nasdaq Listing Rules.

Business Experience

Executive Officers

Kim A. Boerema. Mr. Boerema has served as our President and Chief Executive Officer since May 2025. Prior to joining our Company, Mr. Boerema most recently was the President and Chief Operating Officer of Parry’s Pizzeria & Taphouse from October 2018 to February 2025, where he helped to scale the brand, taking it from a 10-unit concept to an approximately 30-unit concept during the last two and a half years of his tenure there. While at Parry’s Pizzeria & Taphouse, Mr. Boerema also served as Chief Executive Officer and President of Iron Hill Brewery and Restaurant from June 2018 to April 2021, where he led efforts to transform the brand. Prior to Iron Hill Brewery and Restaurant, Mr. Boerema was the Chief Operating Officer of California Pizza Kitchen from October 2011 to February 2018, where he played a key role in creating a new cost-effective restaurant prototype along with rebuilding the brand’s operations and leadership teams. Prior to California Pizza Kitchen, Mr. Boerema was a Regional Vice President at Texas Roadhouse from 2006 to 2011, where he oversaw 125 units in 22 states, driving growth and best-in-class retention for the respective locations. Mr. Boerema has served on the board of directors of Parry’s Pizzeria & Taphouse since 2018, and previously served on the board of directors of GrubHub from 2017 to 2019. Mr. Boerema has over 37 years of industry experience, particularly in the scaling and optimization of high-volume, full-service restaurant operations. Mr. Boerema received a Bachelor of Science degree in Psychology from University of Northern Colorado.

Kenneth J. Kuick. Mr. Kuick has served as our Chief Financial Officer since April 2024. Mr. Kuick has also served as the Chief Financial Officer of FAT Brands since May 2021, and served as the Co-Chief Executive Officer of FAT Brands from May 2023 to September 2025. Prior to joining FAT Brands, Mr. Kuick was the Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the finance, accounting and supply chain functions. Prior to Noodles & Company, Mr. Kuick was the Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax, and external reporting. Prior to VICI Properties, Mr. Kuick was the Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, from November 2014 to October 2017, and was the Vice President, Assistant Controller for Caesars Entertainment Corporation from December 2011 to November 2014. Mr. Kuick is a Certified Public Accountant. Mr. Kuick received a Bachelor of Science degree in Accounting and Business Systems from Taylor University.

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Roger Gondek. Mr. Gondek has served as our Chief Operating Officer since July 2017. Prior to joining our Company, Mr. Gondek was the Executive Vice President of Operations of La Cima Restaurants, LLC, a franchiser of 43 Twin Peaks restaurants in Florida, Alabama, Georgia, South Carolina, North Carolina, and Tennessee, from June 2011 to July 2017. Prior to La Cima Restaurants, Mr. Gondek was a Divisional Vice President at Hooters of America from October 2001 to February 2011. Prior to Hooters of America, Mr. Gondek was the Vice President of Operations at Hazzard Burdick Group from April 1996 to October 2001. Mr. Gondek has over 40 years of experience in the restaurant industry serving in various areas of operations. Mr. Gondek received a Bachelor of Arts degree in Economics from Southern Connecticut State University.

Kenneth Brendemihl. Mr. Brendemihl has served as the President of Smokey Bones since September 2025. Prior to joining Smokey Bones, Mr. Brendemihl was the chief operating officer of Alamo Drafthouse from November 2022 to June 2025. Prior to Alamo Drafthouse, Mr. Brendemihl held key leadership roles at Velvet Taco, California Pizza Kitchen, Texas Roadhouse, and On the Border. Mr. Brendemihl has over 25 years of restaurant leadership experience. Mr. Brendemihl received a Bachelor of Business Administration degree in Business Management from the University of Central Oklahoma.

Allen Z. Sussman. Mr. Sussman has served as our Chief Legal Officer since April 2025. Mr. Sussman has also served as the general counsel and corporate secretary of FAT Brands since March 2021. Prior to joining FAT Brands, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law, and served as the primary outside corporate and securities counsel of FAT Brands. Prior to private practice, in the early 1990s, Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman received a Bachelor of Science degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

Non-Executive Directors

Andrew A. Wiederhorn. Mr. Wiederhorn has served as a director and the Chairman of our Board of Directors since August 2025. Mr. Wiederhorn also is the founder of FAT Brands, has served as a director of FAT Brands since its inception in March 2017, served as the Chief Executive Officer and President of FAT Brands from March 2017 to May 2023, and is currently serving as the Chief Executive Officer and President of FAT Brands when he was reappointed to those roles in September 2025. Mr. Wiederhorn currently serves on the board of managers of FAT Brands’ majority stockholder, Fog Cutter Holdings LLC, and was previously chairman and chief executive officer of FAT Brands’ former parent company, Fog Cutter Capital Group Inc. Prior to founding FAT Brands and Fog Cutter, Mr. Wiederhorn previously founded and served as the chairman and chief executive officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn previously served on the board of directors of Fabricated Metals, Inc., The Boy Scouts of America, Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn received a Bachelor of Science degree in Business Administration, with an emphasis in Finance and Entrepreneurship, from the University of Southern California. Mr. Wiederhorn was selected to serve on our Board of Directors because of his more than 20 years of experience with companies in the restaurant industry, including as the founder of FAT Brands, as well as his experience with sophisticated financial structures, mergers and acquisitions, strategic planning, and leadership and management of complex organizations.

Kenneth J. Anderson. Mr. Anderson has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Anderson also served on the board of directors of FAT Brands from October 2021 to March 2023. Mr. Anderson currently serves as the Chief Executive Officer of Cedar Tree Capital, an investment firm, where he provides strategic planning and investment advice to high net-worth families with a focus on public equities and alternative investments. Prior to Cedar Tree Capital, Mr. Anderson was a founder of, and served as a Client Service Director at, Aspiriant, an independent wealth management firm, from October 2002 to October 2021, where he also was a member of its board of directors. Prior to Aspiriant, Mr. Anderson was a Client Service Director at myCFO from March 2000 to its sale in October 2002. Prior to myCFO, Mr. Anderson was a Tax Partner at Arthur Andersen LLP for 20 years. Mr. Anderson has more than 35 years of experience in providing financial strategies and advice related to taxes, estate planning, investments, insurance, and philanthropy. Mr. Anderson is a Certified Public Accountant and a licensed attorney in Illinois. Mr. Anderson received a Bachelor’s degree in Accounting and Economics from Valparaiso University. Mr. Anderson was selected to serve on our Board of Directors because of his extensive accounting, tax, and financial strategies and planning experience and background.

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Lynne Collier. Ms. Collier has served as a director on our Board of Directors since December 2024, when she was appointed to our Board of Directors in connection with our Reorganization. Ms. Collier also currently serves as a director and the chair of the audit committee of the board of directors of FAT Brands, where she was appointed to the board of directors of FAT Brands in July 2022. Ms. Collier was the Head of Consumer Discretionary at Water Tower Research, LLC, an investor relations advisory firm, from October 2022 to May 2024. Prior to Water Tower Research, Ms. Collier was a Managing Director in the Investor Relations Division of ICR Inc. from April 2021 to June 2022. Prior to ICR, Ms. Collier was a sell-side consumer analyst at a number of financial institutions, including serving as a Managing Director at Loop Capital Markets LLC from October 2018 to April 2021, a Managing Director at Canaccord Genuity Inc. from July 2016 to October 2018, and a Managing Director at Sterne Agee from May 2009 to June 2016. Ms. Collier has nearly 30 years of experience in capital markets with a focus on the restaurant industry. Ms. Collier received a Bachelor’s degree in Finance from Baylor University, and a Master of Business Administration degree in Finance from Texas Christian University. Ms. Collier was selected to serve on our Board of Directors because of her extensive experience in accounting and investors relations, and her years of experience in capital markets, particularly with respect to the restaurant industry.

James Ellis. Mr. Ellis has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Ellis also currently serves as a director on the board of directors of FAT Brands since September 2023. Mr. Ellis was previously the Dean of the Marshall School of Business at the University of Southern California (“USC”) from April 2007 to June 2019. Prior to his appointment as the Dean of the Marshall School of Business, Mr. Ellis was the Vice Provost, Globalization, at USC from September 2005 to April 2007, and prior to that, the Vice Dean, External Relations and Corporate Programs, at USC from July 2004 to September 2005. Mr. Ellis was also a professor in the Marketing Department at the Marshall School of Business from January 1997 to June 2021, when he retired from his teaching role. Mr. Ellis continues to serve on the boards of directors of a number of public and private companies, including FAT Brands, J.G. Boswell Company (OTCMKTS:BWEL), and Mercury General Corporation (NYSE: MCY). Mr. Ellis received a Bachelor’s degree in Business Administration from the University of New Mexico, and a Master of Business Administration degree from Harvard Business School. Mr. Ellis was selected to serve on our Board of Directors because of his extensive business and marketing expertise.

David Jobe. Mr. Jobe has served as a director on our Board of Directors since December 2024, when he was appointed to our Board of Directors in connection with our Reorganization. Mr. Jobe is a co-founder, and has served as the Chief Executive Officer, of Prosper Company, a purpose-driven, inclusive community within the foodservice and hospitality industries, since September 2022. Prior to Prosper Company, Mr. Jobe served as the President, a Partner and a member of the board of directors of Revelry Group, a certified B Corporation that creates shared value for companies in the food, beverage, and hospitality sectors, from January 2019 to August 2022. Prior to Revelry Group, Mr. Jobe was at Winsight Media for 20 years where he served in a number of roles, including as the President and Chief Customer Officer. Mr. Jobe has over 25 years of experience in the global foodservice, hospitality and convenience retailing industries. Mr. Jobe received a Bachelor of Arts degree in Business Administration from Washington State University. Mr. Jobe was selected to serve on our Board of Directors because of his extensive experience in the global foodservice and hospitality industries, where he has built deep connections and strategic relationships with senior executives for leading suppliers and operators.

Family Relationships

There are no familial relationships among any of our executive officers or non-executive directors.

Overlap of Certain Directors and Management

Three of our directors, Andrew Wiederhorn, Lynne Collier and James Ellis, also serve as directors of FAT Brands, Andrew Wiederhorn also serves as the chief executive officer of FAT Brands, our Chief Financial Officer, Kenneth J. Kuick, is also the chief financial officer of FAT Brands, and our Chief Legal Officer, Allen Sussman, is also the general counsel of FAT Brands. For a description of the treatment of related party transactions and corporate opportunities where a director or officer of our Company also serves as a director or officer of FAT Brands, see the sections entitled “Certain Relationships and Related Party Transactions—Related Party Transactions Policies and Procedures” and “Description of Capital Stock—Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities”.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Charter provides that the number of directors on our Board of Directors shall be no less than three, with the actual number of directors fixed from time to time by our Board of Directors. Our Board of Directors is currently composed of five members, as set forth above. Andrew A. Wiederhorn serves as the Chairperson of our Board of Directors. Each director will continue to serve until the election and qualification of his or her successor, or until the earliest of his or her death, resignation, or removal.

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Director Independence

Our Board of Directors undertakes a review of the independence of each director on an annual basis. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Kenneth J. Anderson, Lynne Collier, James Ellis, and David Jobe do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent”, as defined under the independence standards of the Nasdaq Listing Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-executive director has or had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the transactions described in “Certain Relationships and Related Party Transactions”.

Lead Independent Director

Our corporate governance guidelines provide that, if the Chairperson of our Board of Directors is an independent director, the Chairperson will also serve as the lead independent director of our Board of Directors (which we refer to as the “Lead Independent Director”), provided, however, that, at any time when the Chairperson of the Board of Directors is not an independent director, one of our independent directors will serve as the Lead Independent Director. James Ellis serves as the Lead Independent Director, and presides over periodic meetings of our independent directors, coordinates activities of the independent directors, ensures that our Board of Directors functions independent of our Company’s management, and performs such additional duties as our Board of Directors may otherwise determine and delegate. The Lead Independent Director may be appointed and replaced from time to time by our Board of Directors.

Diversity

We believe that having a diverse Board of Directors can offer a breadth and depth of perspectives that enhance the performance of our Board of Directors. Our nominating and corporate governance committee values diversity of abilities, experience, perspective, education, gender, background, race, ethnicity, and national origin. Recommendations concerning director nominees are based on merit and past performance, as well as expected contributions to the performance of our Board of Directors, and, accordingly, diversity is taken into consideration.

We have not adopted a formal policy with respect to the identification and nomination or appointment of women and of other diverse candidates to our Board of Directors or our senior management team. Our nominating and corporate governance committee and our senior executives take gender and other diversity representation into consideration as part of their overall recruitment and selection process. We have not adopted targets for gender or other diversity representation in part due to the need to consider a balance of criteria for each individual appointment. We do not believe that quotas or strict rules set out in a formal policy would result in improved identification or selection of the best candidates, as we believe that quotas based on specific criteria would limit our ability to ensure that the overall composition of our Board of Directors and senior management team meets the needs of our Company and our stockholders. We currently have one woman on our Board of Directors, and multiple women serving as vice presidents on our senior executive team.

Board Observer Rights of FAT Brands

Under the Master Separation and Distribution Agreement that we entered into with FAT Brands in connection with our Reorganization and the January 2025 Spin-Off, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals (which we refer to as the “Board Observers”) to observe and participate in meetings of our Board of Directors; provided, however, that the Board Observers do not have any voting rights. The Board Observers have the right to attend all meetings of our Board of Directors, any committees thereof, or any board or any committees thereof of any of our subsidiaries, as applicable. See also “Certain Relationships and Related Party Transactions—Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off—Master Separation and Distribution Agreement—Board Observer Rights”.

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Role of our Board of Directors in Risk Oversight

Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. One of the key functions of our Board of Directors is informed oversight of our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks our Company faces and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. Our Board of Directors plays an integral role in guiding our management’s risk tolerance and determining an appropriate level of risk.

Our Board of Directors currently implements its risk oversight function as a whole. Each of the three standing committees (the audit committee, the compensation committee, and the nominating and corporate governance committee) of our Board of Directors also provides risk oversight in respect of its respective areas of concentration and reports material risks to our Board of Directors for further consideration. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with operational, governmental, environmental, legal, compliance, corporate governance, financial, credit, liquidity, cybersecurity and data privacy matters, evaluating our risk management processes, allocating responsibilities for risk overnight among the full Board of Directors and the three standing committees, and fostering an appropriate culture of integrity and compliance with legal obligations. Our Board of Directors also appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge.

Our audit committee monitors and evaluates our major financial and accounting risk exposures, and other risks that could have a significant impact on our financial statements, in addition to oversight of the performance of our internal audit function. Our audit committee also monitors major legal, regulatory, compliance, investment, tax, cybersecurity, and data privacy risks, and the steps our management takes to identify and control these exposures, including by reviewing and setting guidelines, policies, and internal controls that govern the processes by which risk assessment and management is undertaken. In particular, our audit committee oversees our cybersecurity and data privacy programs and reports on these matters to our Board of Directors. Our audit committee also monitors compliance with legal and regulatory programs. Our compensation committee monitors and assesses whether any of our compensation policies, programs and practices has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks associated with director independence and the composition and organization of our Board of Directors, plans for leadership succession, monitors the effectiveness of our corporate governance guidelines and code of business conduct and ethics, including whether such guidelines and code are successful in preventing illegal or improper liability-creating conduct, and provides general oversight of our other corporate governance policies and practices. While each standing committee of our Board of Directors is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

At periodic meetings of our Board of Directors and its committees, our management reports to, and seeks guidance from, our Board of Directors and its committees with respect to the most significant risks that could affect our business, such as financial, tax, and audit-related risks, legal, regulatory and compliance risks, and cybersecurity and data privacy risks. We have implemented controls and procedures for our management to quickly report and escalate violations or breaches of our compliance programs, policies and practices, as well as occurrences of cybersecurity, data privacy and other incidents, to our Board of Directors or an applicable committee.

Oversight of Cybersecurity

Our audit committee oversees the implementation of our comprehensive cybersecurity strategy, and is actively engaged in guiding our efforts to assess our cybersecurity risks and mitigate and respond to cybersecurity threats in a timely manner. Our Vice President of Information Technology (which we refer to as our “VP of IT”) leads our cybersecurity initiatives and oversees a dedicated team responsible for executing and managing our cybersecurity program, which emphasizes proactive prevention, detection, mitigation and remediation of potential cybersecurity incidents. To maintain transparency, facilitate informed decision making, and ensure that they remain informed about the status of our cybersecurity program, strategy and initiatives, our VP of IT and cybersecurity team provide regular updates to Company management and our audit committee, which in turn report on these matters to our Board of Directors. Such updates include cybersecurity incidents involving us, our franchisees, as well as our third-party service providers, progress of ongoing initiatives, and the effectiveness of internal control and compliance mechanisms. These compliance mechanisms include assessments of prospective third-party service providers’ cybersecurity and data privacy practices prior to entering into or renewing business transactions with them or providing them access to our data or information systems. The results of these assessments inform the controls that we implement to mitigate any potential uncovered third-party service provider security risks.

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Committees of our Board of Directors

Our Board of Directors has established three standing committees: the (i) audit committee, (ii) compensation committee, and (iii) nominating and corporate governance committee. Each of our audit committee, our compensation committee, and our nominating and corporate governance committee is comprised exclusively of independent directors, as determined in accordance with the independence standards of the Nasdaq Listing Rules.

Audit Committee

Our Board of Directors has established an audit committee, which is comprised of three independent directors, Kenneth J. Anderson, Lynne Collier, and James Ellis. Kenneth J. Anderson serves as the chairperson of our audit committee. Our Board of Directors has designated Kenneth J. Anderson as the “audit committee financial expert” within the meaning of applicable SEC regulations, and has determined that each member of our audit committee (i) is independent under the independence standards of the Nasdaq Listing Rules, (ii) meets the independence requirements of Rule 10A-3 under the Exchange Act, and (iii) is “financially literate” under the applicable Nasdaq Listing Rules, as each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements and has sufficient knowledge in financial and auditing matters to serve on our audit committee. In arriving at these determinations, our Board of Directors examined each audit committee member’s scope of experience and the nature of his or her employment.

The primary purpose of our audit committee is to assist our Board of Directors in overseeing:

●	our corporate accounting, financial reporting, and auditing processes and activities;

●	our systems of internal control;

●	the integrity and audits of our financial statements;

●	the scope of our annual audits;

●	our compliance with legal and regulatory requirements;

●	the engagement, qualifications, and independence of our independent registered public accounting firm;

●	the performance of our accounting practices, internal audit function, and independent registered public accounting firm; and

●	our overall risk exposure and the management thereof.

Specific responsibilities of our audit committee include, among other matters:

●	being responsible for the selection, engagement, qualifications, independence, and performance of our independent registered public accounting firm;

●	meeting periodically with our management, internal audit staff, and our independent registered public accounting firm in separate executive sessions;

●	reviewing and discussing with our independent registered public accounting firm the plans for, and the scope and results of, our annual audit, and reviewing with our management and our independent registered public accounting firm our interim and year end results of operations;

●	having sole authority to approve in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm, the scope and terms thereof, and the fees therefor;

●	reviewing our system of audit and financial accounting controls, and the results of internal audits;

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●	preparing the audit committee report that the SEC requires in our annual proxy statement;

●	reviewing, approving, and overseeing any related party transactions; and

●	reviewing and overseeing legal and regulatory compliance matters, including risks related to cybersecurity, information security, and data privacy.

Our audit committee operates under a written audit committee charter that defines our audit committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Compensation Committee

Our Board of Directors has established a compensation committee, which is comprised of two independent directors, Kenneth J. Anderson and James Ellis. Kenneth J. Anderson serves as the chairperson of our compensation committee. Our Board of Directors has determined that each member of our compensation committee is independent under the independence standards of the Nasdaq Listing Rules, and is a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act).

The primary purpose of our compensation committee is to assist our Board of Directors in overseeing our compensation programs, policies and plans, and to review and determine the compensation to be paid to our directors, executive officers, and other senior management, as appropriate. Specific responsibilities of our compensation committee include, among other matters:

●	administering, reviewing, and making recommendations to our Board of Directors regarding, our 2025 Incentive Compensation Plan, our Management Equity Plan, and any other compensation or benefit programs, policies and plans;

●	reviewing and approving on an annual basis our corporate goals and objectives with respect to compensation for executive officers, and evaluating on an annual basis each executive officer’s performance in light of such goals and objectives;

●	reviewing and approving, or recommending that our Board of Directors approve, the compensation, including salary, bonus and equity and non-equity incentive compensation, of, and terms of other compensatory arrangements with, our chief executive officer and other executive officers;

●	reviewing, concurrently with our nominating and corporate governance committee, the appropriate level of compensation for Board and committee service by non-executive directors; and

●	reviewing our incentive compensation arrangements to ensure that they do not encourage unnecessary risk-taking, and reviewing and discussing, at least annually, the relationship among our risk management policies and practices, our corporate strategy, and our compensation arrangements.

Our compensation committee also has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or executive compensation.

Our compensation committee operates under a written compensation committee charter that defines our compensation committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, an officer or employee of our Company or any of our subsidiaries. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our compensation committee.

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Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which is comprised of three independent directors, Kenneth J. Anderson, Lynne Collier, and David Jobe. Lynne Collier serves as the chairperson of our nominating and corporate governance committee. Our Board of Directors has determined that each member of our nominating and corporate governance committee is independent under the independence standards of the Nasdaq Listing Rules.

Specific responsibilities of our nominating and corporate governance committee include, among other matters:

●	identifying, evaluating, and recommending to our Board of Directors potential director candidates for nomination to become members of our Board of Directors, including the nomination of incumbent directors for reelection;

●	ensuring that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise, diversity, and independence;

●	considering and making recommendations to our Board of Directors regarding the organization, function, and composition, including chairpersonship, of our Board of Directors and its committees;

●	overseeing the self-evaluation of our Board of Directors and its committees, and our Board of Director’s evaluation of management;

●	reviewing succession planning for our executive leadership team;

●	reviewing matters relating to human capital management, including policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and other employment practices;

●	reviewing and considering environmental, social responsibility, and sustainability matters; and

●	overseeing our corporate governance policies, procedures and guidelines, including periodically reviewing and, if appropriate, recommending to our Board of Directors changes to, our corporate governance policies, procedures and guidelines.

Our nominating and corporate governance committee operates under a written nominating and corporate governance committee charter that defines our nominating and corporate governance committee’s primary duties in a manner consistent with applicable Nasdaq Listing Rules.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (which we refer to as our “code of business conduct and ethics”) that applies to our directors, officers, employees, and contractors. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and promote the following:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

●	full, fair, accurate, timely and understandable disclosure in our communications with, and reports to, our stockholders and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	protection of our assets, including corporate opportunities and confidential information;

●	a professional and respectful work environment, free of discrimination or harassment;

●	prompt internal reporting of violations of our code of business conduct and ethics to appropriate persons identified therein; and

●	accountability for adherence to our code of business conduct and ethics.

Any waiver of our code of business conduct and ethics for our directors, executive officers, or any employees may be made only by our Board of Directors, and will be promptly disclosed as required by law or the Nasdaq Listing Rules.

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Controlled Company Exemptions

As of the date of this prospectus, FAT Brands holds (i) 51,778,412 shares of our Class A Common Stock, or approximately 95.1% of the outstanding shares of our Class A Common Stock, and (ii) all of the 2,870,000 outstanding shares of our Class B Common Stock. Our Class B Common Stock is entitled to 50 votes per share, and our Class A Common Stock is entitled to one vote per share. Because of the 50-to-1 voting ratio between our Class B Common Stock and our Class A Common Stock, as of the date of this prospectus, FAT Brands holds approximately 98.6% of the total voting power of the outstanding shares of our Common Stock, and, as a result, has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of all the members of our Board of Directors and the approval of significant corporate transactions. Under the Nasdaq Listing Rules, a company is deemed to be a “controlled company” if more than 50% of the voting power for the election of directors is held by an individual, group, or another company. As such, we are a “controlled company” within the meaning of the Nasdaq Listing Rules, since FAT Brands controls a majority of the voting power of the outstanding shares of our Common Stock.

A controlled company may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A Common Stock:

●	we have a board of directors that is composed of a majority of “independent directors”, as defined under the Nasdaq Listing Rules;

●	we have a compensation committee that is composed entirely of independent directors;

●	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

●	the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors.

Notwithstanding the foregoing, we do not currently, and do not currently intend to, rely on any of the “controlled company” exemptions provided under the Nasdaq Listing Rules.

Furthermore, see “Prospectus Summary—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands that affect the ability of FAT Brands to vote, dispose of, or otherwise exercise investment power over the shares of our Class A Common Stock held by it under certain circumstances.

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PRINCIPAL STOCKHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our Common Stock, as of the date of this prospectus, by:

●	each of our Named Executive Officers and directors individually;

●	all of our current executive officers and directors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to beneficially own 5% or more of the outstanding shares of our Common Stock.

To our knowledge, each stockholder named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as “beneficially owned” (as determined by the rules of the SEC) by such stockholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power and/or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

The percentages in the table below reflect beneficial ownership as of the date of this prospectus, and are based on 54,455,856 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock outstanding as of the date of this prospectus.

Unless otherwise noted below, the address for each of the stockholders listed in the table below is c/o Twin Hospitality Group Inc., 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254.

	Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers and Directors:
Kim A. Boerema	—	*	—	*	†
Kenneth J. Kuick(1)	316,722	*	—	*	†
Joseph Hummel(2)	—	*	—	*	†
Clay C. Mingus(3)	—	*	—	*	†
Andrew A. Wiederhorn(4)	305,381	*	—	*	†
Kenneth J. Anderson(5)	122,011	*	—	*	†
Lynne Collier(5)	101,520	*	—	*	†
James Ellis(5)	100,000	*	—	*	†
David Jobe (5)	100,000	*	—	*	†
All of our executive officers and directors as a group (ten persons)(6)	1,324,181	2.4%	—	*	†

5% or more Stockholders:
FAT Brands Inc.(7)	51,778,412	95.1%	2,870,000	100%	98.6%

*	Represents less than 1% of the number of outstanding shares of our Class A Common Stock or Class B Common Stock, as applicable.

†	Represents less than 1% of the total voting power of our Common Stock.

(1)	Includes 300,000 shares of our Class A Common Stock underlying vested restricted stock units held by Mr. Kuick.

(2)	Joseph Hummel is our former chief executive officer, as he resigned from that position effective April 10, 2025.

(3)	Clay C. Mingus is our former chief legal officer and secretary, as he resigned from those positions effective April 10, 2025.

(4)	Includes 300,000 shares of our Class A Common Stock underlying vested restricted stock units held by Mr. Wiederhorn.

(5)	Includes 100,000 shares of our Class A Common Stock underlying vested restricted stock units held by such director.

(6)	Includes an aggregate of 1,247,423 shares of our Class A Common Stock underlying certain vested restricted stock units held by our executive officers and directors.

(7)	The address of FAT Brands Inc. is 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. See “Prospectus Summary—Our Relationship with FAT Brands—Arrangements with respect to the Shares of Class A Common Stock held by FAT Brands” for a description of certain arrangements with respect to the shares of our Class A Common Stock held by FAT Brands.

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SELLING STOCKHOLDER

White Lion (which we also refer to as the “Selling Stockholder”) may from time to time offer and resell any or all of the shares of our Class A Common Stock that are sold and issued by us to White Lion under the Common Stock Purchase Agreement. For additional information regarding the Facility, the Common Stock Purchase Agreement, and the sales and issuances of the shares of our Class A Common Stock that may be resold by the Selling Stockholder pursuant to this prospectus, see “Description of the Facility”. We are registering the offer and resale of the shares of our Class A Common Stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Common Stock Purchase Agreement and the White Lion Registration Rights Agreement, White Lion has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our Class A Common Stock that it may offer from time to time under this prospectus. Such table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Class A Common Stock that the Selling Stockholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of our Class A Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on and 54,455,856 shares of our Class A Common Stock outstanding as of the date of this prospectus. Because the purchase price of the shares of our Class A Common Stock issuable under the Common Stock Purchase Agreement is determined on the date of each purchase, the number of shares that may actually be sold by us to White Lion under the Common Stock Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The number of shares in the column “Shares of Class A Common Stock Owned After the Offering” assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Shares of Class A Common Stock Owned Prior to the Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Shares of Class A Common Stock Owned After the Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
White Lion Capital LLC(4)	0	0%	10,885,725	0	0%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of our Class A Common Stock beneficially owned by White Lion prior to the offering all of the shares that White Lion may be required to purchase under the Common Stock Purchase Agreement, because the sale and issuance of such shares is solely at our discretion and is subject to conditions contained in the Common Stock Purchase Agreement, the satisfaction of which are entirely outside of White Lion’s control, including the Facility Resale Registration Statement becoming and remaining effective. Additionally, the purchase of shares of our Class A Common Stock is subject to certain agreed upon maximum amount limitations set forth in the Common Stock Purchase Agreement. Furthermore, the Common Stock Purchase Agreement prohibits us from selling and issuing any shares of our Class A Common Stock to White Lion to the extent such shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by White Lion, would cause White Lion’s beneficial ownership of our Class A Common Stock to exceed 9.99% (see “Description of the Facility—Common Stock Purchase Agreement—Other Purchase Limitations—Beneficial Ownership Cap”). The Common Stock Purchase Agreement also prohibits us from selling or issuing shares of our Class A Common Stock under the Common Stock Purchase Agreement in excess of 19.99% of the total number of outstanding shares of our Class A Common Stock as of September 30, 2025 (which was calculated as 10,885,725 shares) (see “Description of the Facility—Common Stock Purchase Agreement—Other Purchase Limitations—Exchange Cap”), unless we obtain stockholder approval to do so, or unless sales of shares of our Class A Common Stock are made at a price equal to or greater than $4.08 as required under applicable Nasdaq rules. Neither the Beneficial Ownership Cap nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Common Stock Purchase Agreement.

(2)	Applicable percentage ownership is based on 54,455,856 shares of our Class A Common Stock outstanding as of as of the date of this prospectus.

(3)	Assumes the sale of all shares of our Class A Common Stock being offered pursuant to this prospectus.

(4)	The business address of White Lion Capital LLC is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. White Lion’s principal business is that of a private investor. Dmitriy Slobodskiy Jr., Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of White Lion. Therefore, each of Messrs. Slobodskiy Jr., Thukral, Yaffa, and Yee may be deemed to have sole voting control and investment discretion over securities beneficially owned directly or indirectly by the Selling Stockholder. We have been advised that White Lion is not a member of the Financial Industry Regulatory Authority or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Messrs. Slobodskiy Jr., Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly or indirectly by the Selling Stockholder.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our executive officers and directors, this section describes transactions, or series of related transactions, during our last three fiscal years, to which we were a party, in which:

●	the amount involved exceeded $120,000; and

●	any of our executive officers or directors, or the beneficial owners of 5% or more of the outstanding shares of any class of our Common Stock, or any members of the immediate family of, or any entity affiliated with, any such person, had a direct or indirect material interest.

Historical Relationship Between the Twin Group and FAT Brands

The Twin Group was acquired by FAT Brands in October 2021, and prior to our Reorganization and the January 2025 Spin-Off, the Twin Group was comprised of a number of companies that were wholly-owned subsidiaries of FAT Brands. Accordingly, prior to our Reorganization and the January 2025 Spin-Off, the Twin Group operated as part of FAT Brands’ broader corporate organization.

Agreements Entered into with FAT Brands in Connection with our Reorganization and the January 2025 Spin-Off

In connection with our Reorganization and the January 2025 Spin-Off, we entered into the following agreements with FAT Brands that provide a framework for our ongoing relationship with FAT Brands.

Sale and Contribution Agreement

In connection with our Reorganization, in November 2024, we entered into a Sale and Contribution Agreement with FAT Brands (which we refer to as the “Sale and Contribution Agreement”), pursuant to which (i) FAT Brands sold and assigned to us the equity interests in the Top Tier Twin Subsidiary equivalent to $1.0 million in fair value, in exchange for the payment by us to FAT Brands of $1.0 million, and (ii) FAT Brands contributed and assigned to us all of the remaining equity interests in the Top Tier Twin Subsidiary. Following such sale and contribution by FAT Brands to us of all of the outstanding equity interests in the Top Tier Twin Subsidiary pursuant to the Sale and Contribution Agreement, the Top Tier Twin Subsidiary, along with all of the other companies in the Twin Group, became direct or indirect wholly-owned subsidiaries of our Company.

Master Separation and Distribution Agreement

In connection with our Reorganization, on January 24, 2025, we entered into a Master Separation and Distribution Agreement with FAT Brands (which we refer to as the “Master Separation and Distribution Agreement”), which contains provisions relating to our Reorganization and the conduct of the January 2025 Spin-Off and future transactions, and governs the relationship between our Company and FAT Brands following our Reorganization and the January 2025 Spin-Off. Unless otherwise provided by specific provisions of the Master Separation and Distribution Agreement, the Master Separation and Distribution Agreement will terminate on the date that is the five-year anniversary of the date upon which FAT Brands ceases to beneficially own at least 20% of the outstanding shares of our Common Stock. The provisions of the Master Separation and Distribution Agreement relating to our cooperation with FAT Brands in connection with future litigation will survive seven years after the termination of the Master Separation and Distribution Agreement, the provisions relating to registration rights that we provide to FAT Brands will survive in accordance with the terms described under “—Registration Rights” below, and the provisions relating to respective indemnification by our Company and FAT Brands, and certain other provisions, will survive indefinitely. The following sets forth the key terms of the Master Separation and Distribution Agreement.

Share Exchange. Pursuant to the Master Separation and Distribution Agreement, FAT Brands exchanged all 5,000 shares of Class A Common Stock that it held (representing 100% of the issued and outstanding capital stock of our Company as of immediately prior to such exchange) for 47,298,271 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock, which were issued by us to FAT Brands.

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Registration Rights. The shares of our Class A Common Stock and Class B Common Stock held by FAT Brands immediately after the January 2025 Spin-Off are deemed “restricted securities” (as defined in Rule 144 under the Securities Act), and as such, FAT Brands may only sell a limited number of such shares into the public markets without registration under the Securities Act. Therefore, under the Master Separation and Distribution Agreement, we have agreed to provide to FAT Brands, after the date that is 180 days after the closing of the January 2025 Spin-Off, certain registration rights to register the shares of our Class A Common Stock and Class B Common Stock held by it. At the request of FAT Brands, we will use our commercially reasonable efforts to register the shares of our Class A Common Stock and Class B Common Stock that are held by FAT Brands after the completion of the January 2025 Spin-Off, or subsequently acquired, for public sale under the Securities Act on a registration statement on Form S-1 or any similar long form registration statement (which we refer to as a “Long-Form Registration”), or on a registration statement on Form S-3 or any similar short form registration statement at such time we qualify to use such short from registration statement (which we refer to as a “Short-Form Registration”). FAT Brands may request up to two Long-Form Registrations and up to two Short-Form Registrations in any calendar year, though no Long-Form Registrations may be requested after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. FAT Brands may also request that we file a resale shelf registration statement to register under the Securities Act the resale of all of its registrable shares after such time as we are eligible to use Form S-3 or any similar short form registration statement at such time. Additionally, we also provide FAT Brands with “piggy-back” registration rights to include its shares of our Class A Common Stock and Class B Common Stock in future registrations under the Securities Act of offers and sales of our securities by us or others. FAT Brands may request up to three of these “piggy-back” registrations. FAT Brands’ registration rights will remain in effect until the earliest of the date on which the shares of our Class A Common Stock and Class B Common Stock held by FAT Brands (i) have been disposed of in accordance with an effective registration statement, (ii) have been distributed to the public in accordance with Rule 144 under the Securities Act, or may be sold without restriction pursuant to Rule 144, (iii) have been otherwise transferred to a non-affiliated entity, or (iv) have ceased to be outstanding. We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, except that FAT Brands will pay all its own internal administrative, legal and similar costs and expenses, as well as the underwriting discounts and commissions applicable to the sale of its shares of our Class A Common Stock and Class B Common Stock in such registrations and related offerings.

Potential FAT Brands Distribution. Under the Master Separation and Distribution Agreement, we have agreed to cooperate with FAT Brands, and at its request, to promptly take any and all actions reasonably necessary or desirable to effect the Potential FAT Brands Distribution. FAT Brands will determine, in its sole discretion, whether to proceed with the Potential FAT Brands Distribution, the timing of the Potential FAT Brands Distribution, and the form, structure and all other terms of any transaction to effect the Potential FAT Brands Distribution. The Potential FAT Brands Distribution may not occur at all. At any time prior to completion of the Potential FAT Brands Distribution, FAT Brands may decide to abandon the Potential FAT Brands Distribution, or may modify or change the terms of the Potential FAT Brands Distribution, which could have the effect of accelerating or delaying the timing of the Potential FAT Brands Distribution. See also “Prospectus Summary—Our Relationship with FAT Brands—Potential FAT Brands Distribution” and “—Tax Matters Agreement” below.

Anti-Dilution Option. Under the Master Separation and Distribution Agreement, we have granted FAT Brands a continuing right to purchase from us shares of our Class A Common Stock as is necessary for FAT Brands to maintain an aggregate ownership interest of our Common Stock representing at least 80.1% of the outstanding shares of our Common Stock or at least 80.1% of the outstanding shares of our Class A Common Stock (which we refer to as the “Anti-Dilution Option”). The Anti-Dilution Option may be exercised by FAT Brands in connection with any issuance by us of shares of our Class A Common Stock. If we sell and issue shares of our Class A Common Stock for cash consideration, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date such offering is publicly announced (or the next business day if such offering is publicly announced after the close of trading on the Nasdaq Global Market). If we (i) issue shares of our Class A Common Stock pursuant to any stock option or other equity incentive award, or (ii) sell and issue shares of our Class A Common Stock for consideration other than cash, and if FAT Brands exercises the Anti-Dilution Option, FAT Brands will pay a price per share of Class A Common Stock equal to the closing price of our Class A Common Stock as quoted on the Nasdaq Global Market on the date of such issuance (which triggered the Anti-Dilution Option). The Anti-Dilution Option will terminate on the date that the Potential FAT Brands Distribution is completed.

Indemnification. Under the Master Separation and Distribution Agreement, we and FAT Brands have cross-indemnities that generally place on us and our subsidiaries the financial responsibility for all liabilities associated with the historical and current businesses and operations of the Twin Group, and generally place on FAT Brands the financial responsibility for liabilities associated with all of FAT Brands’ other historical and current businesses and operations (not including the businesses and operations of the Twin Group), in each case regardless of the time such liabilities arise. Each of our Company and FAT Brands have also agreed to indemnify the other with respect to any breaches of the Master Separation and Distribution Agreement and the Tax Matters Agreement.

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We will indemnify FAT Brands against liabilities arising from misstatements or omissions of material fact in our Registration Statement on Form 10-12B (File No. 001-42395), which was declared effective by the SEC on January 17, 2025 (which, as amended, we refer to as the “Form 10”), and the Information Statement set forth as Exhibit 99.1 thereto (which we refer to as the “Information Statement”), except for misstatements or omissions of material fact with respect to information that FAT Brands provided to us specifically for inclusion in the Form 10 or the Information Statement. We will also indemnify FAT Brands against liabilities arising from any misstatements or omissions of material fact in our subsequent SEC filings, and with respect to information we provide to FAT Brands specifically for inclusion in FAT Brands’ SEC filings following the completion of the January 2025 Spin-Off, but only to the extent that such information pertains to us or our business, FAT Brands provides us with prior written notice that such information will be included in its SEC filings, and the liability does not result from any action or inaction by FAT Brands.

FAT Brands will indemnify us for liabilities arising from misstatements or omissions of material fact with respect to information that FAT Brands provided to us specifically for inclusion in the Form 10 or the Information Statement to the extent that such information pertains to FAT Brands or its business. FAT Brands will also indemnify us against liabilities arising from information that FAT Brands provides to us specifically for inclusion in our SEC filings following the completion of the January 2025 Spin-Off, but only to the extent that such information pertains to FAT Brands or its business, we provide FAT Brands with prior written notice that such information will be included in our SEC filings, and the liability does not result from any action or inaction by us.

Release. The Master Separation and Distribution Agreement contains a general release for liabilities arising from events occurring on or before the time of the January 2025 Spin-Off (which we refer to as the “Release”). Under the Release, we released FAT Brands, its subsidiaries, and each of their respective directors, officers and employees, and FAT Brands released us, our subsidiaries, and each of our respective directors, officers and employees, from any liabilities arising from past events between us on the one hand, and FAT Brands on the other hand, occurring on or before the time of the January 2025 Spin-Off, including in connection with the activities to implement and effect the January 2025 Spin-Off. The Release does not apply to liabilities allocated between the parties under the Master Separation and Distribution Agreement or the Tax Matters Agreement, or to other ongoing contractual arrangements.

Financial, Accounting, and other Information. Under the Master Separation and Distribution Agreement, we have agreed to use our commercially reasonable efforts to enable our auditors to complete a sufficient portion of our audit, and to provide on a timely basis to FAT Brands any and all financial and other information that FAT Brands may need to in connection with the preparation of its annual and quarterly financial statements

Non-Solicitation. Under the Master Separation and Distribution Agreement, for a period of two years following the completion of the January 2025 Spin-Off, we and FAT Brands have agreed not to, directly or indirectly, solicit the other’s active employees without the prior consent by the other.

Board Observer Rights. Under the Master Separation and Distribution Agreement, for so long as FAT Brands or its affiliates beneficially owns at least 10% of the outstanding shares of our Class A Common Stock or Class B Common Stock, FAT Brands has the right to appoint two individuals (which we refer to as the “Board Observers”) to observe and participate in meetings of our Board of Directors, provided, however, that the Board Observers do not have any voting rights. The Board Observers have the right to attend all meetings, including telephonically or through other means of communication, of our Board of Directors, any committees thereof, or any board or any committees thereof of any of our subsidiaries, as applicable.

Notifiable Transactions. Under the Master Separation and Distribution Agreement, FAT Brands has agreed to use its commercially reasonable efforts to provide advance notice to our Board of Directors in the event that FAT Brands intends to pursue a transaction (even if no such transaction is imminent or probable at such time) that is reasonably expected to cause FAT Brands’ beneficial ownership of our outstanding Common Stock to fall below 50%.

Expenses. The Master Separation and Distribution Agreement provides that (i) all costs and expenses of the respective parties which are capitalizable in accordance with GAAP and applicable SEC rules in connection with the January 2025 Spin-Off are payable by us, and (ii) all costs and expenses of the respective parties incurred prior to or upon the consummation of the January 2025 Spin-Off and which are not capitalizable in accordance with GAAP and applicable SEC rules, and all costs and expenses of the Parties in connection with any matter not relating to the January 2025 Spin-Off, are payable by the party which is the primary beneficiary of the relevant services (as reasonably agreed between the parties), and any shared costs and expenses of the parties are apportioned between the parties in such proportions as may be reasonably agreed between the parties.

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Tax Matters Agreement

In connection with our Reorganization, on January 24, 2025, we entered into a tax matters agreement with FAT Brands (which we refer to as the “Tax Matters Agreement”). The Tax Matters Agreement governs our and FAT Brands’ respective rights, responsibilities, and obligations with respect to certain tax matters (including tax liabilities, tax attributes, tax returns, and tax audits).

Prior to our Reorganization, the income, assets and operations of each member of the Twin Group (excluding Barbeque Integrated, Inc.) were included in the income tax returns filed by FAT Brands’ consolidated group for U.S. federal income tax purposes (which we refer to as the “FAT Brands Consolidated Group”) as disregarded entities of FAT Brands, and Barbeque Integrated, Inc. was included in the FAT Brands Consolidated Group after FAT Brands acquired Barbeque Integrated, Inc. in September 2023. Following our Reorganization, the Twin Group, including Barbeque Integrated, Inc., were, and, if FAT Brands maintains an aggregate ownership of our Common Stock representing at least 80% of our Common Stock, will continue to be, included in the FAT Brands Consolidated Group, as well as in certain other consolidated, combined or unitary groups that include FAT Brands and/or certain of its subsidiaries (each such group, a “FAT Brands Tax Group”). Each member of a consolidated group during any part of a consolidated return year is jointly and severally liable for the tax on the consolidated return of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of such consolidated, combined or unitary group. Accordingly, although the Tax Matters Agreement allocates tax liabilities between us and FAT Brands, for any period in which any member of the Twin Group was included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the FAT Brands Consolidated Group or any FAT Brands Tax Group, as the case may be.

Under the Tax Matters Agreement, we generally make payments to FAT Brands such that, with respect to tax returns for any taxable period in which any of the Twin Group are included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, the amount of taxes to be paid by us is determined by computing the excess (if any) of any taxes due on any such tax return over the amount that would otherwise be due if such return were recomputed by excluding the Twin Group. We are responsible for any taxes with respect to tax returns that include only the Twin Group.

The Tax Matters Agreement provides that FAT Brands generally has the right to control audits or other tax proceedings with respect to any tax returns of the FAT Brands Consolidated Group or a FAT Brands Tax Group. We generally have the right to control any audits or other tax proceedings with respect to tax returns that include only the Twin Group, provided that, as long as FAT Brands is required to consolidate the results of operations and financial position of the Twin Group in its financial statements, FAT Brands has certain oversight and participation rights with respect to such audits or other tax proceedings.

As of the date of this prospectus, FAT Brands has advised us that it does not have a definite present plan to undertake the Potential FAT Brands Distribution. However, because FAT Brands intends to retain the ability to engage in the Potential FAT Brands Distribution in the future, the Tax Matters Agreement also addresses our and FAT Brands’ respective rights, responsibilities, and obligations with respect to the Potential FAT Brands Distribution. If FAT Brands were to decide to undertake the Potential FAT Brands Distribution, we have agreed to cooperate with FAT Brands and to take any and all actions reasonably requested by FAT Brands in connection with the Potential FAT Brands Distribution. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude FAT Brands’ ability to undertake the Potential FAT Brands Distribution, or result in the Potential FAT Brands Distribution failing to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 355 of the Code. In the event that FAT Brands completes the Potential FAT Brands Distribution, we have agreed not to take certain actions, during the two-year period following the Potential FAT Brands Distribution, that are designed to preserve the tax-free nature of the Potential FAT Brands Distribution for U.S. federal income tax purposes. Specifically, during such period, except in specific circumstances, we and our subsidiaries generally would be prohibited from taking the following actions without first obtaining the opinion of tax counsel or an IRS ruling to the effect that such actions will not result in the Potential FAT Brands Distribution failing to qualify as a tax-free spin-off: (i) ceasing to conduct our business, (ii) entering into certain transactions pursuant to which all or a portion of the shares of our Common Stock or certain of our and our subsidiaries’ assets would be acquired, (iii) liquidating, merging or consolidating with any other person, (iv) issuing equity securities beyond certain thresholds, (v) repurchasing our shares other than in certain open-market transactions, (vi) amending our Charter or taking any other action that would affect the voting rights of our capital stock, or (vii) taking or failing to take any other action that would be reasonably likely to cause the Potential FAT Brands Distribution to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes. Additionally, we generally are responsible for, among other things, (a) any taxes resulting from the failure of the Potential FAT Brands Distribution to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us, or certain transactions involving us following the Potential FAT Brands Distribution, and (b) a percentage of such taxes to the extent such taxes are not attributable to, or do not result from, any action or failure to act by either us or FAT Brands.

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Intercompany Advances

From time to time, our Company and certain of our subsidiaries in the Twin Group have received intercompany advances from FAT Brands to support our operations. During fiscal years 2024 and 2025 (through June 29, 2025), such advances totaled approximately $30.2 million. During fiscal year 2024, a portion of such advances were contributed to the Twin Group and converted into equity, and in June 2025, we exchanged $31,200,345 of such advances plus a commitment by FAT Brands to make additional advances for the issuance by us to FAT Brands of an additional 7,139,667 shares of our Class A Common Stock at the then prevailing market value.

Additionally, FAT Brands may from time to time hold Twin Securitization Notes issued by Twin Hospitality I, LLC in its retained notes portfolio.

Appointment of Andrew Wiederhorn to our Board of Directors

In August 2025, our Board of Directors appointed Andrew Wiederhorn as a director of our Company to fill a vacancy on our Board of Directors, for a term expiring at our 2025 Annual Meeting of Stockholders. Mr. Wiederhorn was also appointed as the Chairman of the Board. Mr. Wiederhorn is also the founder and chief executive officer of FAT Brands, our controlling shareholder. Mr. Wiederhorn will receive standard compensation payable to our non-executive directors, consisting of $100,000 in annual cash compensation and an annual award of stock options exercisable for 10,000 shares of our Class A Common Stock. In addition, Mr. Wiederhorn has been providing us with certain consulting services since the completion of our Spin-Off from FAT Brands in January 2025, and in June 2025, Mr. Wiederhorn was granted, under our Management Equity Plan, an award of restricted stock units with respect to 300,000 shares of our Class A Common Stock for such services.

Each of Mr. Wiederhorn’s adult children, Thayer Wiederhorn (chief operating officer of FAT Brands), Taylor Wiederhorn (chief development officer of FAT Brands), and Mason Wiederhorn (chief brand officer of FAT Brands) has been providing us with certain consulting services since the completion of the January 2025 Spin-Off, and each was granted, under our Management Equity Plan, an award of restricted stock units with respect to 200,000 shares of our Class A Common Stock for such services. Mr. Wiederhorn does not have any interest in such awards nor does he share a household with any of those individuals

Indemnification of Directors and Officers

Our Charter includes provisions limiting the liability of our directors and officers, and our Bylaws provides that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Charter and our Bylaws also provide our Board of Directors with discretion to indemnify our other officers, employees, and agents when determined appropriate by our Board of Directors. Additionally, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances. For more information regarding these indemnification provisions and agreements, see “Description of Capital Stock—Limitations on Liability and Indemnification of Directors and Officers”.

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Related Party Transactions Policies and Procedures

We have adopted a written Related Person Transaction Policy (which we refer to as the “Related Person Transaction Policy”), which sets forth our policies and procedures with respect to the review, approval, ratification, and disclosure of all related person transactions. In accordance with the Related Person Transaction Policy, our Audit Committee has overall responsibility for implementation of, and compliance with, the Related Person Transaction Policy.

For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeded, exceeds or will exceed $120,000, and (iii) any related person (as defined in the Related Person Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship that has been reviewed and approved by our Board of Directors or our Compensation Committee, as applicable. A “related person” includes (a) our directors and executive officers, (b) any 5% beneficial owner of our voting securities, and (c) any immediate family member of the foregoing.

The Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to a designated compliance officer prior to entry into such transaction. If the compliance officer determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Transaction Policy, our Audit Committee may approve only those related person transactions that are in, or are not inconsistent with, the best interests of our Company and our stockholders. In reviewing and approving any related party transaction, our Audit Committee is tasked with considering all of the relevant facts and circumstances, including consideration of the various factors enumerated in the Related Person Transaction Policy.

The Related Person Transaction Policy also provides that our Audit Committee continue to review and monitor certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our and our stockholders’ best interests. Additionally, our Audit Committee will make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

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DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (which we refer to as our “Charter”) and our Amended and Restated Bylaws (which we refer to as our “Bylaws”) are summaries and are qualified by reference to our Charter and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by reference to the applicable provisions of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”).

General

Our authorized capital stock consists of an aggregate of 112,870,000 shares of capital stock, par value $0.0001 per share, of which:

●	102,870,000 shares are designated as Common Stock; and

●	10,000,000 shares are designated as preferred stock.

Our Common Stock is subdivided into two series consisting of:

(i)	100,000,000 shares designated as Class A Common Stock; and

(ii)	2,870,000 shares designated as Class B Common Stock.

Each of our Class A Common Stock and Class B Common Stock will be deemed to be a separate series of Common Stock for any and all purposes under the DGCL. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form. As of the date of this prospectus, there are 54,455,856 shares of our Class A Common Stock and 2,870,000 shares of our Class B Common Stock issued and outstanding, and 9,400,000 shares of our Class A Common Stock in treasury.

We are a “controlled company”, as defined under the Nasdaq Listing Rules. See “Management—Controlled Company Exemptions.”

Common Stock

We have two series of authorized Common Stock, which are our Class A Common Stock and our Class B Common Stock. The rights of the holders of our Class A Common Stock and our Class B Common Stock are identical, except with respect to voting, transfer, and conversion rights.

Voting Rights. Each outstanding share of our Class A Common Stock is entitled to one vote on all matters submitted to a vote of our stockholders. Each outstanding share of our Class B Common Stock is entitled to 50 votes on all matters submitted to a vote of our stockholders. Directors are elected by a plurality of the votes entitled to be cast. Our stockholders do not have cumulative voting rights. As a result, the holders of shares of our Common Stock having a majority of the voting rights can elect all of the directors then standing for election. Except as otherwise provided in our Charter or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors, shall be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy. The holders of our Class A Common Stock and the holders of our Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by the DGCL or our Charter. The DGCL could require holders of our Class A Common Stock or holders of our Class B Common Stock to vote separately in the following circumstances:

●	if we were to seek to amend our Charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

●	if we were to seek to amend our Charter in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

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Quorum. The holders of a majority of the total voting power of our issued and outstanding capital stock, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

Conversion. Each share of our Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder, provided that if the shares of our Class B Common Stock are distributed to stockholders of FAT Brands in connection with the Potential FAT Brands Distribution, the shares of our Class B Common Stock will no longer be convertible into shares of our Class A Common Stock at the option of the holder. Any and all conversions will be effected on a share-for-share basis.

Dividends. Holders of our Common Stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. See also “Market Information for Class A Common Stock and Dividend Policy” and “Risk Factors—Risks Related to our Class A Common Stock—We do not expect to pay dividends in the foreseeable future.”

Liquidation, Dissolution, and Winding-Up. Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights and Preferences. Except for the conversion provisions with respect to our Class B Common Stock described above, holders of shares of our Common Stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. Our Common Stock is not subject to further calls or assessment by us. All currently outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences, and privileges of the holders of shares of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Preferred Stock

Under our Charter, we are authorized to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, and our Board of Directors is expressly authorized, without any further action by our stockholders, to (i) fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock, and (ii) specify the number of shares of any series of preferred stock. Any issuance of our preferred stock could adversely affect the voting power of holders of shares of our Common Stock and the likelihood that such holders would receive dividend payments and payments upon our liquidation, dissolution, or winding-up. Additionally, our issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control of, or other corporate action with respect to, our Company.

As of the date of this prospectus, our Board of Directors has authorized the issuance of up to 10,000,000 shares of our Series A Convertible Preferred Stock, the terms of which are described under “—Series A Preferred Stock” below. No other series of preferred stock has been authorized.

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (which we refer to as our “Series A Preferred Stock”). The following is a summary of the material terms of our Series A Preferred Stock.

Ranking. Our Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks senior to all classes or series of our Common Stock. The terms of our Series A Preferred Stock do not limit our ability to (i) incur indebtedness, or (ii) authorize or issue additional equity securities that are senior, equal or junior in rank to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends. Holders of shares of our Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.0% of the $              liquidation preference per year (equivalent to $            per year), payable quarterly in arrears on the 15th day of January, April, July and October. Dividends on our Series A Preferred Stock will accumulate whether or not we declare or pay such dividends. We will not pay or declare and set apart for payment any dividends (other than a dividend paid in Common Stock or other stock ranking junior to our Series A Preferred Stock) on any of our Common Stock or other stock that ranks junior to or on parity with our Series A Preferred Stock unless we also have either paid or declared and set apart for payment full cumulative dividends on our Series A Preferred Stock for all past dividend periods.

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Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $              , plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of our Common Stock or any other class or series of our equity securities ranking junior to our Series A Preferred Stock.

No Maturity Date. The shares of our Series A Preferred Stock have no maturity date, and we will not be required to redeem the shares of our Series A Preferred Stock for cash.

Optional and Mandatory Conversion. At any time after issuance, each share of Series A Preferred Stock is convertible into one share of our Class A Common Stock at the option of the holder. At any time after issuance, upon the occurrence of any of the following events, we will have the right to direct the mandatory conversion of shares of our Series A Preferred Stock into shares of our Class A Common Stock: (i) a change in control; (ii) if the price of our Class A Common Stock closes at or above $            per share for 10 consecutive trading days; or (iii) if we consummate a firm commitment public offering of shares of our Class A Common Stock for gross proceeds of at least $25 million at an offering price per share equal to or greater than $           . Additionally, on the date that is three years from the final closing of the Regulation A offering of our Series A Preferred Stock, any outstanding shares of Series A Preferred Stock that have not been converted will be automatically converted into shares of our Class A Common Stock.

Limited Voting Rights. The holders of our Series A Preferred Stock generally have no voting rights. In the future, we may not amend our Charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of our Series A Preferred Stock, without the affirmative vote of at least a majority of the votes entitled to be cast on such matter by holders of the outstanding shares of our Series A Preferred Stock, voting together as a class.

No Exchange Listing. We do not intend to apply for the listing of our Series A Preferred Stock on any securities exchange or trading system.

Anti-Takeover Provisions

Certain provisions of the DGCL, our Charter, and our Bylaws may have the effect of discouraging others from attempting hostile takeovers, and/or preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

Section 203 of the DGCL

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with such person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Under our Charter, we explicitly opt out of these provisions for so long as FAT Brands owns at least 15% of the total voting power of our Common Stock. If FAT Brands owns less than 15% of the total voting power of our Common Stock, we will be subject to Section 203 of the DGCL and, as a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Our Charter and our Bylaws

The below are provisions in our Charter and our Bylaws that could deter hostile takeovers or delay or prevent changes in control of our management team.

Dual Class Stock. As described in “—Common Stock—Voting Rights” above, our Charter provides for a dual class Common Stock structure. As a result, FAT Brands (as the current holder of all of the outstanding shares of our Class B Common Stock) has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of significant corporate transactions.

Preferred Stock. As described in “—Preferred Stock” above, under our Charter, our Board of Directors has the authority, without any further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, with rights and preferences, including voting rights, designated by our Board of Directors. The existence of authorized but unissued shares of preferred stock generally enables our Board of Directors to render more difficult or to discourage any attempt to obtain control of our Company through a merger, tender offer, proxy contest, or other means.

Removal of Directors. Our Charter provides that, subject to the rights of any series of preferred stock to remove directors elected by such series of preferred stock, if any, any individual director or our entire Board of Directors may be removed from office at any time by the affirmative vote of our stockholders holding at least a majority of the total voting power of all of our then-outstanding shares of capital stock entitled to vote generally on the election of directors, voting together as a single class.

Board of Director Vacancies. Our Charter and our Bylaws authorize only our Board of Directors to fill any vacancies on our Board of Directors, including newly created vacancies, provided that, until FAT Brands’ holdings in our Common Stock are reduced so that it no longer maintains a majority of the total voting power of our Common Stock, any vacancies on our Board of Directors caused by stockholder action may only be filled by stockholder action. Additionally, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority of our Board of Directors. These provisions will prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees, and will generally make it more difficult to change the composition of our Board of Directors.

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Stockholder Action by Written Consent. Our Charter provides that, for so long as FAT Brands holds a majority of the total voting power of our Common Stock, any action required or permitted to be taken by our stockholders at a duly called annual or special meeting of our stockholders may be effected by consent in writing by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If FAT Brands holds less than a majority of the total voting power of our Common Stock, any action required or permitted to be taken by our stockholders will have to be effected at a duly called annual or special meeting of our stockholders, and may not be effected by our stockholders by written consent without a meeting.

Special Meetings of the Stockholders. Our Charter and our Bylaws provide that special meetings of our stockholders may be called only by our secretary upon the written request of a majority of our Board of Directors, the chairperson of our Board of Directors, or our Chief Executive Officer, thus prohibiting stockholders from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal, or to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws include advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Choice of Forum. Our Charter provides that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, employees, agents, or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees, agents, or stockholders arising out of or relating to any provision of the DGCL, our Charter, or our Bylaws, (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of our Charter or our Bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any of our current or former directors, officers, employees, agents, or stockholders governed by the internal affairs doctrine of the State of Delaware. This choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the respective rules and regulations thereunder. Additionally, our Charter also provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our Charter provides that neither the exclusive forum provision nor the federal forum provision applies to suits brought to enforce any duty or liability created by the Exchange Act.

Furthermore, our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the foregoing provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. We recognize that the forum selection provisions in our Charter may impose additional litigation costs on our stockholders in pursuing any such claims, particularly if such stockholders do not reside in or near the State of Delaware. Moreover, the forum selection provisions in our Charter may limit the ability of our stockholders to bring a claim or action in a forum that they find favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents even though such a claim or action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring such action, and such judgments may be more or less favorable to us than our stockholders.

For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Related to our Class A Common Stock—The provision of our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.”

Amendment of our Charter. Except as otherwise provided in our Charter, we reserve the right to amend and repeal any provisions contained in our Charter in the manner prescribed by the laws of the State of Delaware, and all rights of our stockholders will be subject to this reservation.

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Limitations on Liability and Indemnification of Directors and Officers

Our Charter includes provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors or officers will not be personally liable for monetary damages for any breach of fiduciary duties as a director or officer, except:

●	a director or officer will have liability for any breach of such director’s or officer’s duty of loyalty to the corporation or its stockholders;

●	a director or officer will have liability for any act or omission not in good faith, or that involves intentional misconduct or a knowing violation of law;

●	a director or officer will have liability for unlawful payments of dividends or unlawful stock repurchases or redemptions;

●	a director or officer will have liability for any transaction from which such director or officer derived an improper personal benefit; or

●	an officer will have liability in any action by or in the right of the corporation.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Our Charter authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Additionally, our Bylaws provide that we indemnify our directors and executive officers to the fullest extent permitted by Delaware law, and may indemnify our other officers, employees, and agents. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent. We have entered and expect to continue to enter into indemnification agreements to indemnify our directors and executive officers. With certain exceptions, these indemnification agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and/or damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of our Charter Relating to Related Person Transactions and Corporate Opportunities

Given that we and FAT Brands may engage in the same or similar activities or lines of business and may have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by us through our ongoing contractual, corporate, and business relations with FAT Brands (including the service of certain directors of FAT Brands as directors of our Company, the service of the chief executive officer of FAT Brands as the Chairman of our Board of Directors, the service of the chief financial officer of FAT Brands as our Chief Financial Officer, and the service of the general counsel of FAT Brands as our Chief Legal Officer), certain provisions of our Charter described below define and govern the conduct of certain affairs of our Company as they may involve FAT Brands and its directors or officers, and the powers, rights, duties, and liabilities of our Company and our directors, officers, and stockholders in connection with such affairs.

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Our Charter provides that FAT Brands will have the right to, and will have no duty not to, (i) engage in the same or similar business activities or lines of business as we do, (ii) do business with any of our franchisees or customers, and (iii) employ or otherwise engage any of our officers or employees. We will not be deemed to have an interest or expectancy in any such activities merely because we engage in the same or similar activities or otherwise. To the fullest extent permitted by applicable law, and except as provided in the following paragraphs, neither FAT Brands nor any of its directors or officers will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities of FAT Brands or of such person’s participation in such activities.

Additionally, our Charter also provides that, until the later of (a) the first date on which FAT Brands ceases to beneficially own 20% or more of the number of the then outstanding shares of each class of our Common Stock, and (b) the date upon which none of our directors are also directors of FAT Brands, to the fullest extent permitted by applicable law, and except as provided in the following paragraphs, in the event that FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, FAT Brands will not have any duty to communicate or present it to us, and FAT Brands will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that it pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.

Furthermore, our Charter further provides that, until the later of (a) the first date on which FAT Brands ceases to beneficially own 20% or more of the number of the then outstanding shares of each class of our Common Stock, and (b) the date upon which none of our directors are also directors of FAT Brands, to the fullest extent permitted by applicable law, in the event that a director of our Company who is also a director of FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and which may be properly pursued by us, such director (i) will be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to us and our stockholders with respect to such corporate opportunity, (ii) will not be liable to us or our stockholders for any breach of fiduciary duty because FAT Brands pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us, (iii) will be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to our best interests, and (iv) will be deemed not to have breached such person’s duty of loyalty to us or our stockholders and not to have received an improper personal gain therefrom; provided that such director acts in good faith in a manner consistent with the following policy:

●	where a corporate opportunity is offered to a director of our Company who is also a director of FAT Brands, we will be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as our director; and

●	if a director of our Company who is also a director of FAT Brands acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us in any manner not addressed by the foregoing bullet point, such director will have no duty to communicate or present such corporate opportunity to us, and will, to the fullest extent permitted by law, not be liable to us or our stockholders for any breach of fiduciary duty as our director by reason of the fact that FAT Brands pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.

Moreover, our Charter further provides that, to the fullest extent permitted by applicable law, so long as the material facts as to a contract, agreement, arrangement, or transaction between us and FAT Brands are disclosed to or are known by our Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement, or transaction, and our Board of Directors or such committee in good faith authorizes and approves such contract, agreement, arrangement, or transaction by the affirmative vote of a majority of the disinterested directors, even if less than a quorum, no such contract, agreement, arrangement, or transaction will be void or voidable solely for the reason that FAT Brands is a party thereto.

Listing

Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock, our Class B Common Stock, and our Series A Preferred Stock is Vstock Transfer, LLC.

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DESCRIPTION OF CERTAIN INDEBTEDNESS

Twin Securitization Notes

In connection with our Reorganization, in November 2024, the Top Tier Twin Subsidiary sold and issued, through a private offering pursuant to Rule 144A and Regulation S under the Securities Act, the following four tranches of fixed rate secured notes (which we refer to collectively as the “Twin Securitization Notes”), which have an aggregate principal balance of $416,711,000 and a weighted average interest rate of 9.50% per annum:

Class	Seniority	Principal Balance	Coupon	Anticipated Repayment Date	Final Legal Maturity Date
A-2-I	Super Senior	$12,124,000	9.00%	10/25/2027	10/26/2054
A-2-II	Senior	$269,257,000	9.00%	10/25/2027	10/26/2054
B-2	Senior Subordinated	$57,619,000	10.00%	10/25/2027	10/26/2054
M-2	Subordinated	$77,711,000	11.00%	10/25/2027	10/26/2054

The Twin Securitization Notes were issued pursuant to a Base Indenture, dated as of November 21, 2024 (which we refer to as the “Base Indenture”) and the Series 2024-1 Supplement to Base Indenture, dated as of November 21, 2024 (which, together with the Base Indenture, we refer to as the “Indenture”), each by and between the Top Tier Twin Subsidiary, as issuer of the Twin Securitization Notes, and UMB Bank, N.A., as trustee (which we refer to as the “Trustee”) and securities intermediary.

Payment Terms and Repayments

Payments of the principal and accrued interest on the Twin Securitization Notes are due on a quarterly basis on the 25th day of each January, April, July and October (or if such date is not a business day, the next succeeding business day), in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity date of the Twin Securitization Notes is October 26, 2054, however it is currently anticipated that, unless earlier prepaid to the extent permitted under the Base Indenture, the Twin Securitization Notes will be repaid on October 25, 2027 (which we refer to as the “Anticipated Repayment Date”). If the Top Tier Twin Subsidiary has not repaid or refinanced the Twin Securitization Notes by the Anticipated Repayment Date, additional interest will accrue on the then outstanding balance of each class of the Twin Securitization Notes at a rate of 5.0% per annum. Each class of the Twin Securitization Notes may be prepaid in whole or in part on any business day; provided that optional prepayment made after the Anticipated Repayment Date must be applied first to Class A-2-I, second to Class A-2-II, third to Class B-2, and fourth to Class M-2, of the Twin Securitization Notes.

Additionally, pursuant to the Base Indenture, upon each “Qualified Equity Offering” (as defined in the Base Indenture), which is a public or private offering by us of our common equity securities for cash, subject to certain limited exceptions, we are required to deposit 75% of the net proceeds from such offering into a segregated, non-interest bearing trust account that the Top Tier Twin Subsidiary has established with the Trustee to be used towards the repayment of the Twin Securitization Notes, until an aggregate of $75.0 million has been repaid in that manner. If the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a “Cash Flow Sweeping Event” (as defined in the Base Indenture) would occur, whereupon certain excess cash flows from our operations will be used to make additional principal payments, on a pro rata basis, on the three most senior classes of the Twin Securitization Notes.

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Credit Enhancement

Credit enhancement for the Twin Securitization Notes provides protection against losses, delays in payment, and other shortfalls of cash flow. The credit enhancement for the Twin Securitization Notes generally consists of a segregated, non-interest bearing reserve account that the Top Tier Twin Subsidiary has established with the Trustee and funded with approximately $7.8 million at the closing of the sale and issuance of the Twin Securitization Notes (which we refer to as the “Reserve Account”), and, with respect to each class of the Twin Securitization Notes, subordination of certain payments as follows:

Class	Credit Enhancement
Class A-2-I	Payments with respect to Classes A-2-II, B-2 and M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class A-2-I of the Twin Securitization Notes.
Class A-2-II	Payments with respect to Classes B-2 and M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class A-2-II of the Twin Securitization Notes.
Class B-2	Payments with respect to Class M-2 of the Twin Securitization Notes and the Reserve Account are subordinated to payments with respect to Class B-2 of the Twin Securitization Notes.
Class M-2	None.

Notes Guarantee and Collateral

The Twin Securitization Notes are generally secured by security interests in substantially all of the assets of our subsidiaries. Under the Base Indenture, the Top Tier Twin Subsidiary has granted to the Trustee, for the benefit of the secured parties (which include the holders of the Twin Securitization Notes), a security interest in substantially all of its assets to secure its obligations under the Indenture. Additionally, all of our other subsidiaries other than the Top Tier Twin Subsidiary (which we refer to collectively as the “Guarantors”) entered into a Guarantee and Collateral Agreement, dated November 21, 2024 (which we refer to as the “Guarantee and Collateral Agreement”), in favor of the Trustee, pursuant to which the Guarantors are (i) jointly and severally guaranteeing the payment obligations on the Twin Securitization Notes and the other obligations of the Top Tier Twin Peaks Subsidiary under the Indenture and the other securitization transaction agreements, and (ii) securing such guarantees by the grant to the Trustee, for the benefit of the secured parties (which include the holders of the Twin Securitization Notes), of a security interest in substantially all of their respective assets (which we refer to as the “Securitized Assets”), which include all of the revenue-generating assets of the Guarantors.

Financial Ratios

Under the terms of the Indenture, the Top Tier Twin Subsidiary is required to maintain certain debt-service coverage ratios (which we refer to as the “P&I DSCR”), and any failure to do so will trigger a Cash Flow Sweeping Event. The P&I DSCR is calculated by dividing (i) our net cash flow over the four immediately preceding quarterly collection periods, by (ii) an amount equal to (a) the Debt Service (as defined in the Indenture), multiplied by (b) four. In addition, the Top Tier Twin Subsidiary is required to maintain an interest-only debt-service coverage ratio (which we refer to as the “Interest-Only DSCR”) greater than 1.10, and any failure to do so is an Event of Default (as defined in the Base Indenture) under the terms of the Indenture (see “—Events of Default” below). The Interest-Only DSCR is calculated as of any quarterly calculation date without giving effect to the aggregate amount of scheduled principal payments due with respect to the applicable quarterly collection period at the applicable quarterly payment date.

Covenants and Restrictions

The Indenture and the Securitization Management Agreement (as described below under “—Securitization Management Agreement”) contain customary covenants by, and restrictions on, the Top Tier Twin Subsidiary and the Guarantors (which we refer to collectively as the “Securitization Entities”) and our Company, including, among others:

●	the Top Tier Twin Subsidiary must maintain specified reserve accounts to be used to make required payments under the Twin Securitization Notes;

●	we and the Securitization Entities must maintain certain debt service coverage ratios and leverage ratios;

●	the sum of our system-wide sales must be at or above certain levels on certain measurement dates;

●	there are provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; and

●	there are covenants relating to recordkeeping, access to information, and similar matters.

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Additionally, the Indenture and the Securitization Management Agreement contain various covenants that limit the ability of the Securitization Entities to engage in specified types of transactions. For example, the Indenture and the Securitization Management Agreement contain covenants that, among other things, restrict, subject to certain exceptions, the ability of the Securitization Entities to:

●	incur or guarantee additional indebtedness;

●	sell certain assets;

●	create or incur liens on certain assets to secure indebtedness; or

●	consolidate, merge, or sell or otherwise dispose of all or substantially all of its assets.

Events of Default

The Twin Securitization Notes are subject to certain customary events of default under the Indenture (which we refer to as “Events of Default”), including, among others, the occurrence of any of the following events:

●	failure of the Top Tier Twin Subsidiary to pay any required interest, principal, or other amounts due on or with respect to the Twin Securitization Notes;

●	failure of the Top Tier Twin Subsidiary to maintain the Interest-Only DSCR greater than 1.10;

●	failure of the Securitization Entities to comply with applicable covenants, or breach by the Securitization Entities of respective representations or warranties, with respect to the Twin Securitization Notes, and such failure or breach continuing for a certain period of time;

●	occurrence of certain bankruptcy events with respect to the Securitization Entities; and

●	rendering of certain judgments.

Certain Outstanding and Alleged Events of Default

As described under “—Payment Terms and Repayments” above, if the amount of net proceeds from our Qualified Equity Offerings used for repayment of the Twin Securitization Notes is not at least $25.0 million on or prior to each of April 25, 2025, July 25, 2025 and October 27, 2025, or is not at least $75.0 million on or prior to January 26, 2026, then under any such circumstance, a Cash Flow Sweeping Event would occur. We did not satisfy the requirement to raise in a Qualified Equity Offering and repay the Twin Securitization Notes in an amount equal to at least $25.0 million on each of April 25, 2025 and July 25, 2025, and as such, a “Level I Qualified Equity Offering Trigger Event” (as defined in the Indenture) and Cash Flow Sweeping Event have occurred.

In addition, we have received a notice from a group of noteholders holding a majority of the outstanding principal balance of the Twin Securitization Notes (which we refer to as the “Majority Noteholders”) claiming that our payment of customary bonuses to Company management, in the aggregate amount of approximately $2.2 million for their performance during fiscal year 2024, were paid from funds that should have been deposited into a collection account under the Base Indenture. The Majority Noteholders claim that such payment is a breach of certain provisions of the Securitization Management Agreement (as defined and described under “—Securitization Management Agreement” below), which triggers a “Manager Termination Event” that gives the holders of the Twin Securitization Notes the right to remove our Company as the manager of the Top Tier Twin Subsidiary. We disagree with the view of the Majority Noteholders, and believe that the management bonuses were properly paid as customary and permitted operating expenses of managing the business of the Top Tier Twin Subsidiary.

The notice from the Majority Noteholders further claims that (i) a Level I Qualified Equity Offering Trigger Event occurred in April 2025 and July 2025, and (ii) the P&I DSCR was less than 1.35x for the quarterly fiscal period ended June 2025, resulting in the commencement of a Cash Flow Sweeping Event, pursuant to which 50% and 100% of collections, respectively, were required to be used to amortize the Twin Securitization Notes. According to the Majority Noteholders, the failure to pay principal under the Cash Flow Sweeping Event constituted an Event of Default pursuant to Section 9.2(b) of the Base Indenture. The notice from the Majority Noteholders also claims that our failure to deliver a timely notice of the above events to the Trustee under the Base Indenture constitutes a separate Event of Default under the Base Indenture. We disagree with the allegations made by the Majority Noteholders that the payment of customary bonuses to Company management caused a failure to pay principal under the Cash Flow Sweeping Event, and that we were required to deliver a timely notice of such events, the failures of which constitute Events of Default under the Base Indenture.

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Although we disagree with the claims of the Majority Noteholders regarding a Manager Termination Event and the alleged Events of Default, we have been negotiating with the Majority Noteholders for an agreement (which we refer to as the “Modification Agreement”), pursuant to which the Majority Noteholders would agree not to (i) terminate our Company as manager of the Top Tier Twin Subsidiary under the Securitization Management Agreement; and (ii) declare an acceleration of the Twin Securitization Notes following an Event of Default; provided that we comply with certain requirements to be specified in the Modification Agreement. We have been actively negotiating the terms of the Modification Agreement with representatives of the Majority Noteholders. We intend to reach an agreement with the Majority Noteholders to enter into the Modification Agreement as soon as practicable.

If we are not able to agree upon the form or terms of the Modification Agreement that are satisfactory to us and the Majority Noteholders, or do not comply with the terms of the Modification Agreement once it is executed, or if other events occur which could constitute an Event of Default under the Twin Securitization Notes, the Majority Noteholders could declare an Event of Default under the Indenture, which could cause the outstanding principal and interest under the Twin Securitization Notes to be due and payable on an accelerated basis, could allow the Majority Noteholders to foreclose on the collateral securing the Twin Securitization Notes, and would materially and adversely affect our business, financial condition, and liquidity.

Exchangeable Notes

At the option of the holders, any of the Twin Securitization Notes may be exchanged for a proportionate interest in exchangeable notes (which we refer to as the “Exchangeable Notes”), consisting of up to $326,876,000 of Class A2IIB2 of the Exchangeable Notes, and up to $404,587,000 of Class A2IIB2M2 of the Exchangeable Notes, which will reflect in the aggregate the characteristics of the corresponding classes of the Twin Securitization Notes that are exchanged. Any exchange of any of the Twin Securitization Notes for an interest in the Exchangeable Notes will not affect the aggregate amount of indebtedness under the Twin Securitization Notes or the amount of indebtedness with respect to any class under the Twin Securitization Notes.

Securitization Management Agreement

In connection with the sale and issuance of the Twin Securitization Notes and the transactions related thereto (which we refer to collectively as the “Twin Securitization Transaction”), the Top Tier Twin Subsidiary (as issuer), the Guarantors, our Company (as the manager), and the Trustee entered into a Management Agreement, dated as of November 21, 2024 (which we refer to as the “Securitization Management Agreement”), pursuant to which we are responsible for managing the Securitized Assets. Our primary responsibilities under the Securitization Management Agreement are to perform certain management, franchising, distribution, intellectual property-related and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. As compensation for the performance of our duties and obligations under the Securitization Management Agreement, the Top Tier Twin Subsidiary will pay to our Company a monthly management fee of $291,667.66, subject to 3% annual increases.

Limited Guaranty of the Trustee

In connection with the Twin Securitization Transaction, we entered into a Limited Guaranty, dated as of November 21, 2024 (which we refer to as the “Limited Guaranty”) with the Trustee, pursuant to which we are providing a guaranty in favor of the Trustee, and we may be required to make indemnification payments, with respect to any claims or damages resulting from or arising out of certain “bad boy” acts, including, but not limited to, fraud, unpermitted dispositions or encumbrances of the Securitized Assets, and certain insolvency events, by any of the Securitization Entities or our Company.

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Noteholders’ Warrants and Other Agreements

In connection with the Twin Securitization Transaction, the Top Tier Twin Subsidiary, our Company, FAT Brands, and the initial holders of the Twin Securitization Notes entered into a letter agreement dated November 21, 2024 (which we refer to as the “Letter Agreement”), under which we agreed to issue to the holders of the Twin Securitization Notes warrants (which we refer to as the “Noteholders’ Warrants”) exercisable for the aggregate number of shares of our Class A Common Stock equal to 5.0% of the number of issued and outstanding shares of our Class A Common Stock at the time of the January 2025 Spin-Off, or 2,364,913 shares of our Class A Common Stock. In July 2025, we issued Noteholders’ Warrants for 2,340,648 shares of our Class A Common Stock.

The Noteholders’ Warrants are exercisable during the period commencing on October 25, 2025 and ending on the five-year anniversary of the date of issuance, at an exercise price of $0.01 per share (subject to certain customary adjustments), and include certain registration rights with respect to the underlying shares of our Class A Common Stock issuable upon exercise of the Noteholders’ Warrants. The Noteholders’ Warrants and the underlying shares of our Class A Common Stock issuable upon exercise of the Noteholders’ Warrants are subject to a lock-up on transfers until we have used at least $75.0 million of the net proceeds from our Qualified Equity Offerings to repay the Twin Securitization Notes.

Under the Letter Agreement, we also granted to the holders of the Twin Securitization Notes the right to appoint one observer to our Board of Directors, who has the right to attend and participate in meetings of our Board of Directors and its committees but does not have any voting rights. Such Board observer is subject to customary confidentiality obligations and may be excluded from certain meetings if attendance by such Board observer would jeopardize any attorney-client privilege.

The summary description of the material terms of the Twin Securitization Notes in this section and elsewhere in this prospectus is qualified by reference to the complete text of the (i) Base Indenture, (ii) Series 2024-1 Supplement to Base Indenture, (iii) Guarantee and Collateral Agreement, (iv) Securitization Management Agreement, and (v) Limited Guaranty, copies of which are filed as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and may not contain all of the information about the Twin Securitization Notes that may be important to you. We urge you to read the full text of each of the agreements referenced above.

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PLAN OF DISTRIBUTION

The offer and resale of 10,885,725 shares of Class A Common Stock under this prospectus are being effected by White Lion (as the Selling Stockholder). The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of our Class A Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state, or an exemption from such state’s registration or qualification requirement is available and complied with.

White Lion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of shares of our Class A Common Stock that it has acquired and may in the future acquire from us pursuant to the Common Stock Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion has informed us that each such broker-dealer will receive commissions from White Lion that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale by the Selling Stockholder of the shares of our Class A Common Stock covered by this prospectus.

We also have agreed to indemnify White Lion against certain liabilities in connection with the offering of shares of our Class A Common Stock offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. White Lion has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by White Lion specifically for use in this prospectus, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $120,000.

White Lion has represented to us that at no time prior to the date of the Common Stock Purchase Agreement has White Lion or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Common Stock, which establishes a net short position with respect to our Class A Common Stock. White Lion has agreed that during the term of the Common Stock Purchase Agreement, none of White Lion or any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised White Lion that it is required to comply with Regulation M promulgated under the Exchange Act (which we refer to as “Regulation M”). With certain exceptions, Regulation M precludes White Lion, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of our Class A Common Stock offered by this prospectus.

The offer and sale by the Selling Stockholder of the shares of our Class A Common Stock covered by this prospectus will terminate on the date that all shares of our Class A Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Class A Common Stock is listed for trading on the Nasdaq Global Market under the symbol “TWNP”.

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LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the securities being offered by this prospectus and certain other legal matters related to this prospectus.

CHANGE IN ACCOUNTANTS

In July 2023, we engaged Macias Gini & O’Connell LLP to conduct an audit of the consolidated financial statements of the Twin Group as of and for the fiscal year ended December 25, 2022. On March 20, 2024, our engagement of Macias Gini & O’Connell LLP ended upon the completion of such audit. Macias Gini & O’Connell LLP’s report on the audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 25, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 25, 2022, and the subsequent period from December 26, 2022 to March 20, 2024, (i) there were no disagreements with Macias Gini & O’Connell LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Macias Gini & O’Connell LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for the fiscal year ended December 25, 2022, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. Macias Gini & O’Connell LLP has furnished to us a letter addressed to the SEC stating whether or not Macias Gini & O’Connell LLP agrees with the above statements, and a copy of such letter, dated October 7, 2025, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

In November 2023, we engaged CohnReznick LLP as our new PCAOB registered public accounting firm, which engagement was ratified by our Board of Directors. The audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 31, 2023 have been audited by CohnReznick LLP.

On September 5, 2024, we terminated our engagement of CohnReznick LLP as our PCAOB registered public accounting firm. CohnReznick LLP’s report on the audited consolidated financial statements of the Twin Group as of and for the fiscal year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2023, and the subsequent period from January 1, 2024 to September 5, 2024, (i) there were no disagreements with CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for the fiscal year ended December 31, 2023, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. CohnReznick LLP has furnished to us a letter addressed to the SEC stating whether or not CohnReznick LLP agrees with the above statements, and a copy of such letter, dated October 7, 2025, is filed as Exhibit 16.2 to the registration statement of which this prospectus forms a part.

In October 2024, we engaged Macias Gini & O’Connell LLP as our new PCAOB registered public accounting firm, which engagement was ratified by our Board of Directors.

EXPERTS

The consolidated financial statements of our Company as of and for the fiscal year ended December 29, 2024 have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as set forth in their report thereon. We have incorporated by reference such consolidated financial statements in this prospectus in reliance on the report of such firm given on their authority as experts in accounting and auditing.

CohnReznick LLP, independent registered public accounting firm, has audited the financial statements of the Twin Group as of December 31, 2023, and for the year then ended, as set forth in their report incorporated by reference herein. The financial statements of the Twin Group are incorporated by reference in this prospectus in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 28, 2025;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 30, 2025, filed with the SEC on May 9, 2025, and for the quarterly period ended June 29, 2025, filed with the SEC on July 31, 2025;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 30, 2025, March 31, 2025 (excluding Items 7.01 and 9.01), May 19, 2025 (excluding Items 7.01 and 9.01), June 4, 2025, June 9, 2025, July 11, 2025, August 8, 2025, August 22, 2025, and October 3, 2025; and

(d)	The description of our Class A Common Stock, which is contained in Exhibit 4.2 to our Annual Report for the fiscal year ended December 29, 2024, filed with the SEC on February 28, 2025, and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement of which this prospectus forms a part and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: Twin Hospitality Group Inc., Attention: Investor Relations, 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254, telephone: (972) 941-3150, or at the following email address: ir@twinpeaksrestaurant.com.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the registration of sales of shares of our Class A Common Stock pursuant to this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company and the shares of our Class A Common Stock being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto.

Statements contained in this prospectus regarding the contents of any agreement, contract or other document are not necessarily complete. If an agreement, contract or other document has been filed as an exhibit to the registration statement, please refer to a copy of such agreement, contract or other document that has been filed. Each statement in this prospectus relating to an agreement, contract or other document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such agreement, contract or other document filed as an exhibit to the registration statement.

You may access and read the registration statement, including the related exhibits and schedules thereto, this prospectus, and any document we file with the SEC at the SEC’s website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and under those requirements, we file periodic reports, proxy statements, and other information with the SEC. Those periodic reports, proxy statements, and other information may be accessed and read at the SEC’s website described above.

Our corporate website is www.twinpeaksrestaurant.com. You may go to our website to access our periodic reports, proxy statements, and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

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Twin Hospitality Group Inc.

Up to 10,885,725 Shares of Class A Common Stock

PROSPECTUS

              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses (all of which will be paid by us) that we will incur in connection with the registration of the offer and sale of the shares of our Class A Common Stock covered under this registration statement. All amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$6,957
Printing expenses	5,000
Legal fees and expenses	75,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	20,000
Total	$121,957

Item 14.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation (our “Charter”) provides that no director of our Company shall be personally liable to our Company or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding to which such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

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Our Charter and our Amended and Restated Bylaws (our “Bylaws”) provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter and our Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have also entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and under our Charter and our Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law, our Charter, or our Bylaws.

Additionally, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Furthermore, under the Common Stock Purchase Agreement, filed as Exhibit 10.15 to this registration statement, White Lion Capital LLC will agree to indemnify, under certain conditions, our Company, our directors, officers, employees, and authorized agents, and certain other persons who control our Company (within the meaning of the Securities Act), against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

On September 8, 2023, the Top Tier Twin Subsidiary completed the sale and issuance of an additional $48.0 million aggregate principal amount of Prior Class A-2 Notes, and $50.0 million aggregate principal amount of Prior Class M-2 Notes, to FAT Brands, pending sale, through a private offering pursuant to Rule 144A and Regulation S under the Securities Act, to third party investors. FAT Brands subsequently sold the $48.0 million aggregate principal amount of Prior Class A-2 Notes and $12.3 million aggregate principal amount of the Prior Class M-2 Notes, resulting in net proceeds of approximately 56.0 million, which consisted of the aggregate principal amount of $60.3 million, net of aggregate original issue discount and debt offering expenses of approximately $4.3 million, and such net proceeds were used by FAT Brands to fund its operations and for general corporate purposes. We believe that the sales and issuances of the additional Prior Securitization Notes in the September 2023 private offering were exempt from the registration requirements of the Securities Act in reliance upon Rule 144A or Regulation S under the Securities Act based upon the representations by each investor to us or FAT Brands that such investor was at the time of such sale and issuance a “qualified institutional investor” (as defined in Rule 144A under the Securities Act), or a non-US person within the meaning of, and otherwise was in compliance with the requirements for reliance on, Regulation S under the Securities Act, as the case may be.

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On March 20, 2024, the Top Tier Twin Subsidiary completed the sale and issuance of an additional $50.0 million aggregate principal amount of Prior Class A-2 Notes to FAT Brands, pending sale, through a private offering pursuant to Rule 144A and Regulation S under the Securities Act, to third party investors. FAT Brands subsequently sold the $50.0 million aggregate principal amount of Prior Class A-2 Notes, resulting in net proceeds of approximately 47.1 million, which consisted of the aggregate principal amount of $50.0 million, net of aggregate original issue discount and debt offering expenses of approximately $2.9 million, and such net proceeds were used by FAT Brands to fund its operations and for general corporate purposes. We believe that the sales and issuances of the additional Prior Securitization Notes in the March 2024 private offering were exempt from the registration requirements of the Securities Act in reliance upon Rule 144A or Regulation S under the Securities Act based upon the representations by each investor to us or FAT Brands that such investor was at the time of such sale and issuance a “qualified institutional investor” (as defined in Rule 144A under the Securities Act), or a non-US person within the meaning of, and otherwise was in compliance with the requirements for reliance on, Regulation S under the Securities Act, as the case may be.

In connection with the incorporation of our Company by FAT Brands, on February 6, 2024, we sold and issued 5,000 shares of our Class A Common Stock to FAT Brands. We believe that the sale and issuance of such shares of our Class A Common Stock to FAT Brands was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

On November 21, 2024, the Top Tier Twin Subsidiary completed the sale and issuance, through a private offering pursuant to Rule 144A and Regulation S under the Securities Act, of the following four tranches of the Twin Securitization Notes: (i) $12,124,000 Series 2024-1 9.00% Fixed Rate Super Senior Secured Notes, Class A-2-I, (ii) $269,257,000.00 Series 2024-1 9.00% Fixed Rate Senior Secured Notes, Class A-2-II, (iii) $57,619,000.00 Series 2024-1 10.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2, and (iv) $77,711,000.00 Series 2024-1 11.00% Fixed Rate Subordinated Secured Notes, Class M-2. Net proceeds from the November 2024 private offering of the Twin Securitization Notes were approximately $407.5 million, which consisted of the aggregate principal amount of $416.7 million, net of aggregate original issue discounts of approximately $3.2 million and debt offering expenses of approximately $6.0 million, and such net proceeds were primarily used to redeem all of the Prior Securitization Notes, with the remainder to be used for working capital and general corporate purposes. We believe that the sales and issuances of the Twin Securitization Notes in the November 2024 private offering were exempt from the registration requirements of the Securities Act in reliance upon Rule 144A or Regulation S, as the case may be, under the Securities Act.

On June 4, 2025, we issued to FAT Brands an aggregate of 7,139,667 shares of our Class A Common Stock at $4.37 per share, in exchange for the cancellation by FAT Brands of our liabilities recorded as “due to affiliates” in our consolidated financial statements with a principal balance of $31,200,345, pursuant to an Exchange Agreement with FAT Brands. We believe that the issuance of such shares of our Class A Common Stock to FAT Brands was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The following exhibits are filed as part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K:

		Incorporated by Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Twin Hospitality Group Inc.	10-12B/A	3.1	12/17/2024
3.2	Form of Certificate of Designation for Series A Preferred Stock	1-A	2.2	9/24/2025
3.3	Amended and Restated Bylaws of Twin Hospitality Group Inc.	10-12B/A	3.2	12/17/2024
4.1	Form of Warrant Agreement (with respect to the warrants issued to holders of Twin Securitization Notes)	10-Q	4.1	7/31/2025

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		Incorporated by Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date
5.1	Opinion of Greenberg Traurig, LLP, as to the validity of the shares of Class A Common Stock issued by Twin Hospitality Group Inc.
10.1	Master Separation and Distribution Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.	8-K	2.1	1/30/2025
10.2	Tax Matters Agreement by and between FAT Brands Inc. and Twin Hospitality Group Inc.	8-K	10.1	1/30/2025
10.3†	Twin Hospitality Group Inc. 2025 Incentive Compensation Plan	S-8	99.1	2/6/2025
10.4†	Form of Stock Option Agreement	S-8	99.2	2/6/2025
10.5†	Form of Restricted Stock Agreement	1-A	6.5	9/24/2025
10.6†	Form of Restricted Stock Unit Agreement	1-A	6.6	9/24/2025
10.5†	Twin Hospitality Group Inc. Management Equity Plan	S-8	99.1	2/6/2025
10.6†	Form of Award Agreement	S-8	99.2	2/6/2025
10.7†	Form of Indemnification Agreement between Twin Hospitality Group Inc. and each of its directors and officers	10-12B/A	10.7	12/9/2024
10.8	Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary	10-12B/A	10.8	12/9/2024
10.9	Series 2024-1 Supplement to Base Indenture, dated as of November 21, 2024, by and between Twin Hospitality I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary	10-12B/A	10.9	12/9/2024
10.10	Guarantee and Collateral Agreement, dated as of November 21, 2024, by and among the Guarantors party thereto (consisting of the subsidiaries of Twin Hospitality Group Inc.) in favor of UMB Bank, National Association, as trustee	10-12B/A	10.10	12/9/2024
10.11	Management Agreement, dated as of November 21, 2024, by and among Twin Hospitality I, LLC, as issuer, the other Securitization Entities party thereto from time to time, Twin Hospitality Group Inc., as manager, and UMB Bank, N.A., as trustee	10-12B/A	10.11	12/9/2024
10.12	Limited Guaranty, dated as of November 21, 2024, between Twin Hospitality Group Inc., as guarantor, and UMB Bank, N.A., as trustee	10-12B/A	10.12	12/9/2024
10.13	Exchange Agreement, dated June 4, 2025, by and between Twin Hospitality Group Inc. and FAT Brands Inc.	10-Q	10.1	7/31/2025
10.14†	Employment Agreement, dated June 27, 2025, between Kim A. Boerema and Twin Hospitality Group Inc.	8-K	10.1	7/11/2025

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Incorporated by Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date
10.15	Common Stock Purchase Agreement, dated as of September 30, 2025, by and between Twin Hospitality Group Inc. and White Lion Capital LLC	8-K	10.1	10/3/2025
10.16	Registration Rights Agreement, dated as of September 30, 2025, by and between Twin Hospitality Group Inc. and White Lion Capital LLC	8-K	10.2	10/3/2025
16.1	Letter from Macias Gini & O’Connell LLP regarding change in certifying accountant
16.2	Letter from CohnReznick LLP regarding change in certifying accountant
21.1	Significant Subsidiaries of Twin Hospitality Group Inc.	10-K	21.1	2/28/2025
23.1	Consent of Macias Gini & O’Connell LLP, independent registered public accounting firm
23.2	Consent of CohnReznick LLP, independent registered public accounting firm
23.3	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table

†	Management contract or compensatory plan or arrangement.

(b)	Financial Statements Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not required or not applicable, or is otherwise set forth in our consolidated financial statements and the related notes thereto incorporated by reference herein.

Item 17.	Undertakings.

(a)	The undersigned, Twin Hospitality Group Inc. (which we refer to as the “Registrant”), hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (which we refer to as the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement, or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(b)	The Registrant hereby undertakes that:

(1)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on October 7, 2025.

Twin Hospitality Group Inc.

By:	/s/ Kim A. Boerema
Name:	Kim A. Boerema
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim A. Boerema and Kenneth J. Kuick, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim A. Boerema	President and Chief Executive Officer	October 7, 2025
Kim A. Boerema	(Principal Executive Officer)

/s/ Kenneth J. Kuick	Chief Financial Officer	October 7, 2025
Kenneth J. Kuick	(Principal Financial and Accounting Officer)

/s/ Andrew A. Wiederhorn	Chairman of the Board of Directors	October 7, 2025
Andrew A. Wiederhorn

/s/ Kenneth J. Anderson	Director	October 7, 2025
Kenneth J. Anderson

/s/ Lynne Collier	Director	October 7, 2025
Lynne Collier

/s/ James Ellis	Director	October 7, 2025
James Ellis

/s/ David Jobe	Director	October 7, 2025
David Jobe